     As Filed with the Securities and Exchange Commission on April 2, 2013

                              File No. 333-180372

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

          Nebraska                    6300                   470221457
      (State or other          (Primary Standard          (I.R.S. Employer
      jurisdiction of              Industrial           Identification No.)
      incorporation or        Classification Code
       organization)                Number)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                                 JAN FISCHER-WADE
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
to be registered     registered (1)      per unit           price (1)      registration fee (2)
-------------------  --------------  ----------------  ------------------  --------------------
Deferred annuity       $        N/A     $        (1)     $            N/A    $             N/A
interests and
participating
interests therein

(1) The Contract does not provide for a predetermined amount or number of units.

(2) By filing dated March 27, 2012, Lincoln Benefit Life Company registered
    $2,000,000 ($2 million) in market value adjusted annuity contract securities and paid a filing fee of $229.20 therefor. In this Registration Statement,
    Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, LLC ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of
Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance
Company. ADLLC is a registered broker dealer under the Securities and Exchange
Act of 1934, as amended, and is a member of the Financial Industry Regulatory
Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.
Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer Agreements."  The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2013

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013

CONSULTANT I PROSPECTUS DATED MAY 1, 2013

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION

ABOUT LINCOLN BENEFIT LIFE COMPANY

Item 3(c). Risk Factors

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.

Changes in underwriting and actual experience could materially affect profitability of business ceded to Allstate Life Insurance Company (“ALIC”)

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business, which is ceded to ALIC. We establish target returns for each product based upon these factors and the average amount of capital that we and ALIC must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

ALIC’s profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business ceded to ALIC.

Changes in reserve estimates may adversely affect our operating results ceded to ALIC

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results ceded to ALIC.

Changes in market interest rates may lead to a significant decrease in the sales and profitability of spread-based products ceded to ALIC

Our ability to manage our fixed annuities is dependent upon maintaining profitable spreads between investment yields and interest crediting rates on business ceded to ALIC. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on the business ceded to ALIC, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when ALIC’s fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on the business ceded to ALIC.

Reducing our concentration in spread-based business may adversely affect results ceded to ALIC

We have been reducing our concentration in spread-based business and may take additional operational and financial actions. Lower new sales of these products could negatively impact ALIC’s investment portfolio levels, complicate settlement of expiring contracts including forced sales of ALIC’s assets with unrealized capital losses, and affect ALIC’s insurance reserves deficiency testing.

Changes in tax laws may decrease sales and profitability of products ceded to ALIC

Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on ALIC’s profitability and financial condition or our ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Deteriorating financial performance impacting securities collateralized by residential and commercial mortgage loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Our future growth and profitability ceded to ALIC are dependent in part on our ability to successfully operate in an insurance industry that is highly competitive

The insurance industry is highly competitive. Our competitors include other insurers and, because some of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products.

Because of the competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressures will not have a material effect on our business or operating results ceded to ALIC. This includes competition for producers such as exclusive agents and their licensed sales professionals and master brokerage agencies. In the event we are unable to attract and retain these producers or they are unable to attract customers for our products, growth could be materially affected. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

There can be no assurance that actions of the U.S. federal government, Federal Reserve and other regulatory bodies for the purpose of stabilizing the financial markets and stimulating the economy will achieve the intended effect

In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions; investing directly in banks, thrifts, and bank and savings and loan holding companies; and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary effects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

Losses from legal and regulatory actions may be material to our operating results or cash flows ceded to ALIC

As is typical for a large company, we are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows ceded to ALIC for a particular annual period.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs and limit our growth

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses, increased legal exposure and additional limits on our ability to grow.

Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business ceded to ALIC. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow or to improve the profitability of our business ceded to ALIC.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business

Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, either ALIC would have to accept an increase in risk exposure, or we would have to reduce our insurance writings, or develop or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results ceded to ALIC

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on operating results ceded to ALIC.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur and cede to ALIC, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A downgrade in ALIC’s financial strength ratings may have an adverse effect on our competitive position, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC

Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company’s business. On an ongoing basis, rating agencies review ALIC’s financial performance and condition and could downgrade or change the outlook on ALIC’s ratings due to, for example, a change in statutory capital; a change in a rating agency’s determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of ALIC’s investment portfolio; a reduced confidence in management or ALIC’s business strategy; as well as a number of other considerations that may or may not be under ALIC’s control. The insurance financial strength ratings of ALIC from A.M. Best, Standard & Poor’s and Moody’s are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material effect on our sales, our competitiveness, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The change in our unrecognized tax benefit during the next 12 months is subject to uncertainty

We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 10 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments’ interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations ceded to ALIC and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations ceded to ALIC

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, ALIC may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of operations ceded to ALIC.

Item 11(a). Description of Business

Lincoln Benefit Life Company (“Lincoln Benefit”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding stock of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the “Corporation” or “Allstate”), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the “You’re In Good Hands With Allstate®” slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto and homeowners insurance through 11,200 exclusive Allstate agencies and financial representatives in the United States and Canada, as well as through independent agencies, call centers and the internet. Allstate is the 2nd largest personal property and casualty insurer in the United States on the basis of 2011 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation’s 16th largest issuer of life insurance business on the basis of 2011 ordinary life insurance in force and 23rd largest on the basis of 2011 statutory admitted assets.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We frequently use industry publications containing statutory financial information to assess our competitive position.

We provide life insurance, retirement and investment products. Our principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate. We sell products through multiple intermediary distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet.

We compete on a wide variety of factors, including the type and level of service provided by our distribution systems, product offerings, the positioning of brands, financial strength and ratings, prices and the level of customer service.

The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2012, there were approximately 430 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (an affiliate of Lincoln Benefit) and non-affiliated reinsurers. Assets that support general account product liabilities are owned and managed by ALIC under the terms of the reinsurance agreements.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see Note 9 of the financial statements. Notes 9 and 11 are incorporated in this Item 11(a) by reference.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Hundreds of regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit’s operations. The law also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system, and is expected to submit a report to Congress in 2013. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b). Description of Property

Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

Item 11(c). Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 9 of the financial statements.

Item 11(e). Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, NE

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2012 and 2011, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2012. Our audits also included Schedule I—Summary of Investments—Other than Investments in Related Parties and Schedule IV—Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I—Summary of Investments—Other than Investments in Related Parties and Schedule IV—Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 8, 2013

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Revenues
Net investment income	$11,590	$11,836	$12,067
Realized capital gains and losses	626	2,075	694

Income from operations before income tax expense	12,216	13,911	12,761
Income tax expense	4,273	4,861	4,451

Net income	7,943	9,050	8,310

Other comprehensive income, after-tax
Change in unrealized net capital gains and losses	247	3,411	4,584

Comprehensive income	$8,190	$12,461	$12,894

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in thousands, except par value data)	2012	2011
Assets
Investments
Fixed income securities, at fair value (amortized cost $309,324 and $312,785)	$330,559	$333,640
Short-term, at fair value (amortized cost $24,202 and $12,974)	24,203	12,974

Total investments	354,762	346,614
Cash	13,073	6,006
Reinsurance recoverable from Allstate Life Insurance Company and affiliate	15,553,945	16,680,950
Reinsurance recoverable from non-affiliates	2,147,496	2,043,480
Receivable from affiliates, net	—	8,563
Other assets	87,044	95,826
Separate Accounts	1,625,669	1,682,128

Total assets	$19,781,989	$20,863,567

Liabilities
Contractholder funds	$14,255,844	$15,489,624
Reserve for life-contingent contract benefits	3,424,679	3,199,490
Unearned premiums	13,410	16,200
Deferred income taxes	7,990	7,729
Payable to affiliates, net	17,189	—
Current income taxes payable	4,158	4,802
Other liabilities and accrued expenses	86,532	125,266
Separate Accounts	1,625,669	1,682,128

Total liabilities	19,435,471	20,525,239

Commitments and Contingent Liabilities (Note 9)

Shareholder’s Equity
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares issued and outstanding	2,500	2,500
Additional capital paid-in	180,000	180,000
Retained income	150,215	142,272
Accumulated other comprehensive income:
Unrealized net capital gains and losses	13,803	13,556

Total accumulated other comprehensive income	13,803	13,556

Total shareholder’s equity	346,518	338,328

Total liabilities and shareholder’s equity	$19,781,989	$20,863,567

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF SHAREHOLDER’S EQUITY

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	180,000	180,000	180,000

Retained income
Balance, beginning of year	142,272	133,222	124,912
Net income	7,943	9,050	8,310

Balance, end of year	150,215	142,272	133,222

Accumulated other comprehensive income
Balance, beginning of year	13,556	10,145	5,561
Change in unrealized net capital gains and losses	247	3,411	4,584

Balance, end of year	13,803	13,556	10,145

Total shareholder’s equity	$346,518	$338,328	$325,867

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Cash flows from operating activities
Net income	$7,943	$9,050	$8,310
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	781	1,175	1,241
Realized capital gains and losses	(626)	(2,075)	(694)
Changes in:
Policy benefits and other insurance reserves	14,398	(22,072)	4,240
Income taxes	(516)	476	(205)
Receivable from/payable to affiliates, net	25,752	(13,494)	(9,818)
Other operating assets and liabilities	(32,761)	37,802	(943)

Net cash provided by operating activities	14,971	10,862	2,131

Cash flows from investing activities
Proceeds from sales of fixed income securities	25,367	44,880	27,166
Collections on fixed income securities	29,154	25,268	38,691
Purchases of fixed income securities	(51,209)	(77,175)	(71,478)
Change in short-term investments, net	(11,216)	(1,379)	(3,023)

Net cash used in investing activities	(7,904)	(8,406)	(8,644)

Net increase (decrease) in cash	7,067	2,456	(6,513)
Cash at beginning of year	6,006	3,550	10,063

Cash at end of year	$13,073	$6,006	$3,550

See notes to financial statements.

1. General

Basis of presentation

The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Nature of operations

The Company sells life insurance, retirement and investment products. The principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2012, the top geographic locations for statutory premiums and annuity considerations were California, Texas and Florida. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements. The Company distributes its products through multiple distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet.

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company’s investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from the Company’s investment in spread-sensitive fixed income assets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s and ALIC’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and asset-backed securities (“ABS”). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs, including prepayments, is reflected as a component of investment collections within the Statements of Cash Flows.

Short-term investments, including money market funds and other short-term investments, are carried at fair value.

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for certain RMBS, CMBS and ABS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated on a retrospective basis when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including calls and principal payments, are determined on a specific identification basis.

Recognition of premium revenues and contract charges, and related benefits and interest credited

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of the Company) and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

Reinsurance

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company’s financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals, maturities and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

Adopted accounting standard

Amendments to Fair Value Measurement and Disclosure Requirements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that clarifies the application of existing fair value measurement and disclosure requirements and amends certain fair value measurement principles, requirements and disclosures. Changes were made to improve consistency in global application. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2011. The adoption of this guidance as of January 1, 2012 had no impact on the Company’s results of operations or financial position.

Pending accounting standards

Disclosures about Offsetting Assets and Liabilities

In December 2011 and January 2013, the FASB issued guidance requiring expanded disclosures, including both gross and net information, for derivatives that are either offset in the reporting entity’s financial statements or those that are subject to an enforceable master netting arrangement or similar agreement. The guidance is effective for reporting periods beginning on or after January 1, 2013 and is to be applied retrospectively. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2012. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

3. Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs, allocated to the Company were $241.8 million, $204.8 million and $204.8 million in 2012, 2011 and 2010, respectively. Of these costs, the Company retains investment related expenses on the invested assets that are not transferred under the reinsurance agreements. All other costs are ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $80 thousand, $7.2 million and $6.9 million in 2012, 2011 and 2010, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $6.4 million, $7.5 million and $8.5 million in 2012, 2011 and 2010, respectively, that were ceded to ALIC.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under the reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income:

($ in thousands)	2012	2011	2010
Premiums and contract charges	$908,459	$833,149	$782,113
Interest credited to contractholder funds, contract benefits and expenses	1,369,305	1,408,953	1,683,487

Reinsurance recoverables due from ALIC totaled $15.55 billion and $16.68 billion as of December 31, 2012 and 2011, respectively.

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re. Reinsurance recoverables due from LB Re totaled $2.0 million as of December 31, 2012.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the

Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2012 or 2011.

4. Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

	Amortized cost	Gross unrealized		Fair value
($ in thousands)		Gains	Losses
December 31, 2012
U.S. government and agencies	$86,428	$5,659	$—	$92,087
Municipal	2,499	401	—	2,900
Corporate	178,824	13,173	(29)	191,968
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

December 31, 2011
U.S. government and agencies	$84,059	$5,943	$—	$90,002
Municipal	2,499	399	—	2,898
Corporate	169,820	12,105	(99)	181,826
Foreign government	4,998	239	—	5,237
RMBS	40,089	2,427	(9)	42,507
CMBS	8,514	360	(518)	8,356
ABS	2,806	8	—	2,814

Total fixed income securities	$312,785	$21,481	$(626)	$333,640

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2012:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$33,429	$34,027
Due after one year through five years	132,690	141,438
Due after five years through ten years	93,657	103,296
Due after ten years	12,974	13,458

	272,750	292,219
RMBS and CMBS	36,574	38,340

Total	$309,324	$330,559

Actual maturities may differ from those scheduled as a result of prepayments by the issuers. RMBS and CMBS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$12,138	$12,133	$12,480
Short-term and other investments	20	11	21

Investment income, before expense	12,158	12,144	12,501
Investment expense	(568)	(308)	(434)

Net investment income	$11,590	$11,836	$12,067

Realized capital gains and losses

The Company recognized net realized capital gains of $626 thousand, $2.1 million and $694 thousand in 2012, 2011 and 2010, respectively. Realized capital gains and losses in 2012 and 2011 included $19 thousand and $12 thousand, respectively, of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. Realized capital gains and losses in 2010 did not include any other-than-temporary impairment losses and therefore, none were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2012 or 2011.

Gross gains of $645 thousand, $1.9 million and $652 thousand and gross losses of zero, $3 thousand and zero were realized on sales of fixed income securities during 2012, 2011 and 2010, respectively.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

($ in thousands)	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2012
Fixed income securities	$330,559	$21,264	$(29)	$21,235
Short-term investments	24,203	1	—	1

Unrealized net capital gains and losses, pre-tax				21,236
Deferred income taxes				(7,433)

Unrealized net capital gains and losses, after-tax				$13,803

	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2011
Fixed income securities	$333,640	$21,481	$(626)	$20,855
Short-term investments	12,974	—	—	—

Unrealized net capital gains and losses, pre-tax				20,855
Deferred income taxes				(7,299)

Unrealized net capital gains and losses, after-tax				$13,556

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$380	$5,247	$7,052
Short-term investments	1	—	—

Total	381	5,247	7,052
Deferred income taxes	(134)	(1,836)	(2,468)

Increase in unrealized net capital gains and losses	$247	$3,411	$4,584

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

The following table summarizes the gross unrealized losses and fair value of fixed income securities that have been in a continuous unrealized loss position for less than twelve months. No securities have been in a continuous unrealized loss position for more than twelve months as of December 31, 2012 or 2011.

($ in thousands)	Number of issues	Fair value	Unrealized losses
December 31, 2012
Corporate	1	$1,936	$(29)

Total	1	$1,936	$(29)

December 31, 2011
Corporate	1	$5,161	$(99)
RMBS	1	1,075	(9)
CMBS	1	1,484	(518)

Total	3	$7,720	$(626)

As of December 31, 2012, $29 thousand of unrealized losses are related to a fixed income security with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that this security does not pose a high risk of being other-than-temporarily impaired. This unrealized loss is related to an investment grade fixed income security. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on the investment grade security are related to widening credit spreads or rising interest rates since the time of initial purchase.

As of December 31, 2012, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

Municipal bonds

All of the municipal bond issuers represented in the Company’s municipal bond portfolio were in Washington as of both December 31, 2012 and 2011.

Concentration of credit risk

As of December 31, 2012, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Other investment information

As of December 31, 2012, fixed income securities and short-term investments with a carrying value of $9.9 million were on deposit with regulatory authorities as required by law.

5. Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;
(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS and ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 measurements

•	Fixed income securities:

Corporate: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

RMBS: Valued based on non-binding broker quotes received from brokers who are familiar with the investments and where the inputs have not been corroborated to be market observable.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2012:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2012
Assets:
Fixed income securities:
U.S. government and agencies	$34,303	$57,784	$—	$92,087
Municipal	—	2,900	—	2,900
Corporate	—	191,656	312	191,968
Foreign government	—	5,264	—	5,264
RMBS	—	29,737	—	29,737
CMBS	—	8,603	—	8,603

Total fixed income securities	34,303	295,944	312	330,559
Short-term investments	18,793	5,410	—	24,203
Separate account assets	1,625,669	—	—	1,625,669

Total recurring basis assets	1,678,765	301,354	312	1,980,431

Total assets at fair value	$1,678,765	$301,354	$312	$1,980,431

% of total assets at fair value	84.7%	15.2%	0.1%	100.0%

Liabilities:
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(314,926)	$(314,926)

Total liabilities at fair value	$—	$—	$(314,926)	$(314,926)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements as of December 31, 2012.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(295,305)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.96%

If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2011:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2011
Assets:
Fixed income securities:
U.S. government and agencies	$36,883	$53,119	$—	$90,002
Municipal	—	2,898	—	2,898
Corporate	—	181,228	598	181,826
Foreign government	—	5,237	—	5,237
RMBS	—	40,186	2,321	42,507
CMBS	—	8,356	—	8,356
ABS	—	2,814	—	2,814

Total fixed income securities	36,883	293,838	2,919	333,640
Short-term investments	1,925	11,049	—	12,974
Separate account assets	1,682,128	—	—	1,682,128

Total recurring basis assets	1,720,936	304,887	2,919	2,028,742

Total assets at fair value	$1,720,936	$304,887	$2,919	$2,028,742

% of total assets at fair value	84.8%	15.0%	0.2%	100.0%

Liabilities:
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(506,678)	$(506,678)

Total liabilities at fair value	$—	$—	$(506,678)	$(506,678)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$598	$—	$—	$—	$—
RMBS	2,321	—	—	—	(2,321)

Total recurring Level 3 assets	$2,919	$—	$—	$—	$(2,321)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(506,678)	$131,054	$—	$—	$—

Total recurring Level 3 liabilities	$(506,678)	$131,054	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(286)	$312
RMBS	—	—	—	—	—

Total recurring Level 3 assets	$—	$—	$—	$(286)	$312

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(11,024)	$71,722	$(314,926)

Total recurring Level 3 liabilities	$—	$—	$(11,024)	$71,722	$(314,926)

(1)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2011.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2010	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$852	$—	$199	$—	$(10,199)
RMBS	6,880	(4)	(108)	—	(3,577)
CMBS	1,916	—	(49)	—	(1,867)

Total recurring Level 3 assets	$9,648	$(4)	$42	$—	$(15,643)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(494,149)	$(110,951)	$—	$—	$—

Total recurring Level 3 liabilities	$(494,149)	$(110,951)	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2011
Assets
Fixed income securities:
Corporate	$10,000	$—	$—	$(254)	$598
RMBS	—	—	—	(870)	2,321
CMBS	—	—	—	—	—

Total recurring Level 3 assets	$10,000	$—	$—	$(1,124)	$2,919

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(55,559)	$153,981	$(506,678)

Total recurring Level 3 liabilities	$—	$—	$(55,559)	$153,981	$(506,678)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

($ in thousands)		Total gains (losses) included in:		Purchases, sales, issues and settlements, net	Transfers into Level 3	Transfers out of Level 3	Balance as of December 31, 2010
	Balance as of December 31, 2009	Net income(1)	OCI
Assets
Fixed income securities:
Corporate	$1,089	$(1)	$—	$7,740	$—	$(7,976)	$852
RMBS	—	(17)	131	9,459	—	(2,693)	6,880
CMBS	1,158	—	758	—	—	—	1,916

Total recurring Level 3 assets	$2,247	$(18)	$889	$17,199	$—	$(10,669)	$9,648

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(15,526)	$(4,877)	$—	$—	$(473,746)	$—	$(494,149)

Total recurring Level 3liabilities	$(15,526)	$(4,877)	$—	$—	$(473,746)	$—	$(494,149)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2012, 2011 or 2010.

During 2011, certain RMBS and CMBS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in market activity for these assets. When transferring these securities into Level 2, the Company did not change the source of fair value estimates or modify the estimates received from independent third-party valuation service providers or the internal valuation approach. Accordingly, for securities included within this group, there was no change in fair value in conjunction with the transfer resulting in a realized or unrealized gain or loss.

During 2011, a corporate fixed income security was transferred into Level 2 from Level 3 due to a change in the valuation model to use primarily market observable inputs. Transfers out of Level 3 during 2012, 2011 and 2010 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

Transfers into Level 3 during 2010 also included derivatives embedded in equity-indexed life and annuity contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2012	2011	2010
Assets
Fixed income securities:
Corporate	$—	$(2)	$(2)
RMBS	—	(5)	(11)
CMBS	—	—	(1)

Total recurring Level 3 assets	$—	$(7)	$(14)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$131,054	$(110,951)	$(4,877)

Total recurring Level 3 liabilities	$131,054	$(110,951)	$(4,877)

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amounts attributable to fixed income securities are reported in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011, and $(4.9) million in contract benefits in 2010. These amounts are ceded in accordance with the Company’s reinsurance agreements.

As of December 31, 2012 and 2011, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $9.16 billion and $9.14 billion, respectively, as of December 31, 2012 and were $10.66 billion and $10.33 billion, respectively, as of December 31, 2011. The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3.

6. Derivative Financial Instruments

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company does not use derivatives for speculative purposes.

The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in contractholder funds.

($ in thousands)	December 31, 2012		December 31, 2011
	Volume - Notional amount	Fair value	Volume - Notional amount	Fair value
Equity-indexed and forward starting options in life and annuity product contracts	$3,098,496	$(295,305)	$3,620,132	$(481,930)
Guaranteed accumulation benefits	174,791	(18,047)	202,908	(22,454)
Guaranteed withdrawal benefits	25,186	(1,574)	27,740	(2,294)

Total derivatives	$3,298,473	$(314,926)	$3,850,780	$(506,678)

Gains and losses from valuation and settlements of embedded derivative financial instruments were reported as $186.6 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, and $(8.2) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011, which in turn were ceded to ALIC.

Off-balance-sheet financial instruments

There were no off-balance-sheet financial instruments as of December 31, 2012 or 2011.

7. Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2012	2011
Traditional life insurance	$1,519,650	$1,425,848
Immediate fixed annuities	677,986	671,275
Accident and health insurance	1,217,648	1,092,791
Other	9,395	9,576

Total reserve for life-contingent contract benefits	$3,424,679	$3,199,490

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

Product	Mortality	Interest rate	Estimation method
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Immediate fixed annuities	1983 individual annuity mortality table with internal modifications; 1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 1.3% to 8.8%	Present value of expected future benefits based on historical experience

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 5.3%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other: Variable annuity guaranteed minimum death benefits	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

As of December 31, contractholder funds consist of the following:

($ in thousands)	2012	2011
Interest-sensitive life insurance	$4,814,410	$4,556,892
Investment contracts:
Fixed annuities	9,201,641	10,709,817
Other investment contracts	239,793	222,915

Total contractholder funds	$14,255,844	$15,489,624

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges

Interest-sensitive life insurance	Interest rates credited range from 0% to 11.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.0% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 8.8% for immediate annuities; 0% to 7.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 1.0% to 5.9% for all other products	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 18.2% of fixed annuities are subject to market value adjustment for discretionary withdrawals.

Other investment contracts:

Guaranteed minimum income, accumulation and withdrawal benefits on variable and fixed annuities and secondary guarantees on interest-sensitive life insurance and fixed annuities

	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2012	2011
Balance, beginning of year	$15,489,624	$17,247,071
Deposits	1,070,374	1,007,316
Interest credited	406,805	576,331
Benefits	(473,329)	(459,991)
Surrenders and partial withdrawals	(1,703,966)	(2,412,295)
Contract charges	(558,519)	(513,068)
Net transfers from separate accounts	16,463	18,935
Other adjustments	8,392	25,325

Balance, end of year	$14,255,844	$15,489,624

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2012	2011
In the event of death
Separate account value	$926.1	$1,032.7
Net amount at risk(1)	$101.6	$149.5
Average attained age of contractholders	59 years	58 years

At annuitization (includes income benefit guarantees)
Separate account value	$168.1	$184.9
Net amount at risk(2)	$29.6	$45.1
Weighted average waiting period until annuitization options available	1 year	2 years

For cumulative periodic withdrawals
Separate account value	$24.8	$27.5
Net amount at risk(3)	$0.2	$0.4

Accumulation at specified dates
Separate account value	$172.0	$198.1
Net amount at risk(4)	$13.7	$21.5
Weighted average waiting period until guarantee date	7 years	8 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

As of December 31, 2012, liabilities for guarantees included reserves for variable annuity death benefits of $9.4 million, variable annuity income benefits of $19.5 million, variable annuity accumulation benefits of $18.0 million, variable annuity withdrawal benefits of $1.6 million and interest-sensitive life and fixed annuity guarantees of $200.7 million. As of December 31, 2011, liabilities for guarantees included reserves for variable annuity death benefits of $9.6 million, variable annuity income benefits of $16.0 million, variable annuity accumulation benefits of $22.4 million, variable annuity withdrawal benefits of $2.3 million and interest-sensitive life and fixed annuity guarantees of $181.6 million.

8. Reinsurance

The Company has reinsurance agreements under which it reinsures all of its business to ALIC, LB Re or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

As of December 31, 2012, 87.9% of the total reinsurance recoverables were related to ALIC and 12.1% were related to non-affiliated reinsurers. As of both December 31, 2012 and 2011, 98% of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$1,298,864	$1,266,264	$1,228,272
Assumed	6,784	7,057	7,465
Ceded:
Affiliate	(908,459)	(833,149)	(782,113)
Non-affiliate	(397,189)	(440,172)	(453,624)

Premiums and contract charges, net of reinsurance	$—	$—	$—

The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$1,882,714	$1,893,124	$2,186,031
Assumed	9,167	7,337	8,153
Ceded:
Affiliate	(1,369,305)	(1,408,953)	(1,683,487)
Non-affiliate	(522,576)	(491,508)	(510,697)

Interest credited to contractholder funds, contract benefits and expenses, net of reinsurance	$—	$—	$—

9. Guarantees and Contingent Liabilities

Guarantees

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2012.

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

10. Income Taxes

The Company joins the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2009 and 2010 federal income tax returns. The IRS has completed its examinations of the Allstate Group’s federal income tax returns for 2005-2006 and 2007-2008 and the cases are under consideration at the IRS Appeals Office. The Allstate Group’s tax years prior to 2005 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2012 or 2011, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2012	2011
Deferred assets
Tax credit carryforwards	$—	$10

Total deferred assets	—	10

Deferred liabilities
Unrealized net capital gains	(7,433)	(7,299)
Other liabilities	(557)	(440)

Total deferred liabilities	(7,990)	(7,739)

Net deferred liability	$(7,990)	$(7,729)

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Current	$4,145	$4,802	$4,386
Deferred	128	59	65

Total income tax expense	$4,273	$4,861	$4,451

The Company paid income taxes of $4.8 million, $4.4 million and $4.7 million in 2012, 2011 and 2010, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2012	2011	2010
Statutory federal income tax rate	35.0%	35.0%	35.0%
Other	—	(0.1)	(0.1)

Effective income tax rate	35.0%	34.9%	34.9%

11. Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $8.5 million, $8.6 million and $8.7 million in 2012, 2011 and 2010, respectively. Statutory capital and surplus was $323.9 million and $319.5 million as of December 31, 2012 and 2011, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Nebraska Department of Insurance (“NE DOI”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The Company did not pay any dividends in 2012. The maximum amount of dividends the Company can pay without prior NE DOI approval during 2013 is $32.4 million. Any dividend must be paid out of unassigned surplus, which totaled $150.7 million as of December 31, 2012, and cannot result in capital and surplus being less than the minimum amount required by law. All state insurance regulators have adopted risk-based capital (“RBC”) requirements developed by the NAIC. Maintaining statutory capital and surplus at a level in excess of the company action level allows the insurance company to avoid RBC regulatory action. The Company’s total statutory capital and surplus exceeds its company action level RBC as of December 31, 2012.

12. Other Comprehensive Income

The components of other comprehensive income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2012
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$977	$(343)	$634
Less: reclassification adjustment of realized capital gains and losses	596	(209)	387

Unrealized net capital gains and losses	381	(134)	247

Other comprehensive income	$381	$(134)	$247

	2011
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$7,322	$(2,562)	$4,760
Less: reclassification adjustment of realized capital gains and losses	2,075	(726)	1,349

Unrealized net capital gains and losses	5,247	(1,836)	3,411

Other comprehensive income	$5,247	$(1,836)	$3,411

	2010
	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period	$7,746	$(2,711)	$5,035
Less: reclassification adjustment of realized capital gains and losses	694	(243)	451

Unrealized net capital gains and losses	7,052	(2,468)	4,584

Other comprehensive income	$7,052	$(2,468)	$4,584

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2012

($ in thousands)	Amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$86,428	$92,087	$92,087
States, municipalities and political subdivisions	2,499	2,900	2,900
Foreign governments	4,999	5,264	5,264
Public utilities	16,955	19,127	19,127
All other corporate bonds	161,869	172,841	172,841
Residential mortgage-backed securities	28,239	29,737	29,737
Commercial mortgage-backed securities	8,335	8,603	8,603

Total fixed maturities	309,324	330,559	330,559
Short-term investments	24,202	24,203	24,203

Total investments	$333,526	$354,762	$354,762

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2012
Life insurance in force	$378,467,115	$384,205,939	$5,738,824	$—	—%

Premiums and contract charges:
Life and annuities	$1,201,592	$1,208,376	$6,784	$—	—%
Accident and health insurance	97,272	97,272	—	—	—%

	$1,298,864	$1,305,648	$6,784	$—	—%

Year ended December 31, 2011
Life insurance in force	$364,469,564	$370,439,179	$5,969,615	$—	—%

Premiums and contract charges:
Life and annuities	$1,156,434	$1,163,491	$7,057	$—	—%
Accident and health insurance	109,830	109,830	—	—	—%

	$1,266,264	$1,273,321	$7,057	$—	—%

Year ended December 31, 2010
Life insurance in force	$358,242,997	$364,544,022	$6,301,025	$—	—%

Premiums and contract charges:
Life and annuities	$1,111,971	$1,119,436	$7,465	$—	—%
Accident and health insurance	116,301	116,301	—	—	—%

	$1,228,272	$1,235,737	$7,465	$—	—%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2012, 2011 or 2010.

Item 11(f). Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2012	2011	2010	2009	2008
Operating results
Net investment income	$11,590	$11,836	$12,067	$11,783	$13,940
Realized capital gains and losses	626	2,075	694	1,480	5,952
Total revenues	12,216	13,911	12,761	13,263	19,892
Net income	7,943	9,050	8,310	8,629	12,974

Financial position
Investments	$354,762	$346,614	$332,049	$316,900	$310,031
Total assets	19,781,989	20,863,567	22,729,575	22,932,908	22,655,371
Reserve for life-contingent contract benefits and contractholder funds	17,680,523	18,689,114	20,258,388	20,438,414	20,368,562
Shareholder’s equity	346,518	338,328	325,867	312,973	298,561

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: premiums and contract charges ceded to Allstate Life Insurance Company (“ALIC”), and invested assets;

•

For investments: credit quality/experience, investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset duration; and

•	For financial condition: financial strength ratings and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income securities

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data, as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2012 and 2011, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income securities and short-term investments as of December 31, 2012 by source of fair value determination:

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$15,489	4.4%
Fair value based on external sources(1)	339,273	95.6

Total	$354,762	100.0%

(1)	None are valued using broker quotes.

For additional detail on fair value measurements, see Note 5 of the financial statements.

Impairment of fixed income securities For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management’s intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

Overview and strategy We sell life insurance and products designed to meet our customer retirement and investment needs. Our products include interest-sensitive, traditional and variable life insurance and fixed annuities such as deferred and immediate annuities. Our products are sold through multiple distribution channels including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet. ALIC continues to review strategic options to reduce their exposure and improve returns of their spread-based businesses (including business we cede to ALIC). As a result, we may take operational and financial actions that offer ALIC return improvement and risk reduction opportunities.

Net income Net income for the years ended December 31 is presented in the following table.

($ in thousands)	2012	2011	2010
Net investment income	$11,590	$11,836	$12,067
Realized capital gains and losses	626	2,075	694
Income tax expense	(4,273)	(4,861)	(4,451)

Net income	$7,943	$9,050	$8,310

We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of Lincoln Benefit) and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

Net income decreased 12.2% in 2012 compared to 2011 due to lower net realized capital gains. Net income increased 8.9% in 2011 compared to 2010 due to higher net realized capital gains.

Financial Position The financial position as of December 31 is presented in the following table.

($ in thousands)	2012	2011
Fixed income securities(1)	$330,559	$333,640
Short-term investments(2)	24,203	12,974

Total investments	$354,762	$346,614

Cash	$13,073	$6,006
Reinsurance recoverable from ALIC and affiliate	15,553,945	16,680,950
Reinsurance recoverable from non-affiliates	2,147,496	2,043,480
Contractholder funds	14,255,844	15,489,624
Reserve for life-contingent contract benefits	3,424,679	3,199,490
Separate accounts assets and liabilities	1,625,669	1,682,128
Shareholder’s equity	346,518	338,328

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $309.3 million and $312.8 million as of December 31, 2012 and 2011, respectively.
(2)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $24.2 million and $13.0 million as of December 31, 2012 and 2011, respectively.

Total investments increased to $354.8 million as of December 31, 2012 from $346.6 million as of December 31, 2011 primarily due to an increase in short-term investments due to the timing of settlements of payables to affiliates.

Fixed income securities by type are listed in the table below.

($ in thousands)	Fair value as of December 31, 2012	Percent to total investments	Fair value as of December 31, 2011	Percent to total investments
U.S. government and agencies	$92,087	26.0%	$90,002	26.0%
Municipal	2,900	0.8	2,898	0.8
Corporate	191,968	54.1	181,826	52.5
Foreign government	5,264	1.5	5,237	1.5
Residential mortgage-backed securities (“RMBS”)	29,737	8.4	42,507	12.3
Commercial mortgage-backed securities (“CMBS”)	8,603	2.4	8,356	2.4
Asset-backed securities (“ABS”)	—	—	2,814	0.8

Total fixed income securities	$330,559	93.2%	$333,640	96.3%

As of December 31, 2012, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from

Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2012.

	Aaa		Aa		A
($ in thousands)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$92,087	$5,659	$—	$—	$—	$—
Municipal	—	—	2,900	401	—	—
Corporate
Public	3,130	133	21,374	1,444	99,894	7,884
Privately placed	15,645	647	2,057	59	—	—
Foreign government	—	—	5,264	265	—	—
RMBS
U.S. government sponsored entities (“U.S. Agency”)	24,116	1,312	—	—	—	—
Prime residential mortgage-backed securities (“Prime”)	1,397	40	—	—	679	24
Alt-A residential mortgage-backed securities (“Alt-A”)	—	—	—	—	—	—
CMBS	6,561	228	—	—	2,042	40

Total fixed income securities	$142,936	$8,019	$31,595	$2,169	$102,615	$7,948

	Baa		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$—	$—	$92,087	$5,659
Municipal	—	—	2,900	401
Corporate
Public	46,658	2,802	171,056	12,263
Privately placed	3,210	175	20,912	881
Foreign government	—	—	5,264	265
RMBS
U.S. Agency	—	—	24,116	1,312
Prime	1,716	44	3,792	108
Alt-A	1,829	78	1,829	78
CMBS	—	—	8,603	268

Total fixed income securities	$53,413	$3,099	$330,559	$21,235

RMBS and CMBS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS, including U.S. Agency, Prime and Alt-A, totaled $29.7 million as of December 31, 2012, with an unrealized net capital gain of $1.5 million. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with the U.S. Agency portfolio is mitigated because they were issued by or have underlying collateral guaranteed by U.S. government agencies.

CMBS totaled $8.6 million as of December 31, 2012, with an unrealized net capital gain of $268 thousand. The CMBS portfolio is subject to credit risk and has a sequential paydown structure, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

Short-term investments Our short-term investment portfolio was $24.2 million and $13.0 million as of December 31, 2012 and 2011, respectively.

Unrealized net capital gains totaled $21.2 million as of December 31, 2012 compared to $20.9 million as of December 31, 2011. The increase was due to tightening credit spreads and decreasing risk-free interest rates. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2012	2011
U.S. government and agencies	$5,659	$5,943
Municipal	401	399
Corporate	13,144	12,006
Foreign government	265	239
RMBS	1,498	2,418
CMBS	268	(158)
ABS	—	8

Fixed income securities	21,235	20,855
Short-term investments	1	—

Unrealized net capital gains and losses, pre-tax	$21,236	$20,855

The unrealized net capital gains for the fixed income portfolio totaled $21.2 million and comprised $21.3 million of gross unrealized gains and $29 thousand of gross unrealized losses as of December 31, 2012. This is compared to unrealized net capital gains for the fixed income portfolio totaling $20.9 million, comprised of $21.5 million of gross unrealized gains and $626 thousand of gross unrealized losses as of December 31, 2011. Unrealized capital gains and losses may decrease or increase as risk-free interest rates increase or decrease in the future.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2012 are provided in the table below.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Consumer goods (cyclical and non-cyclical)	$54,015	$3,925	$(29)	$57,911
Banking	14,486	1,216	—	15,702
Financial services	8,981	1,052	—	10,033
Energy	11,082	857	—	11,939
Utilities	16,955	2,172	—	19,127
Capital goods	20,969	1,127	—	22,096
Transportation	8,471	481	—	8,952
Basic industry	13,985	1,048	—	15,033
Technology	14,874	705	—	15,579
Communications	5,006	207	—	5,213
Other	10,000	383	—	10,383

Total corporate fixed income portfolio	178,824	13,173	(29)	191,968

U.S. government and agencies	86,428	5,659	—	92,087
Municipal	2,499	401	—	2,900
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

The consumer goods sector had the only gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2012. Credit spreads remain wider than at initial purchase for this security. As of December 31, 2012, we do not have the intent to sell and it is not more likely than not we will be required to sell our securities with unrealized losses before recovery of the amortized cost basis.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2012	2011	2010
Fixed income securities	$12,138	$12,133	$12,480
Short-term and other investments	20	11	21

Investment income, before expense	12,158	12,144	12,501
Investment expense	(568)	(308)	(434)

Net investment income	$11,590	$11,836	$12,067

Net investment income decreased 2.1% or $246 thousand in 2012 compared to 2011, after decreasing 1.9% or $231 thousand in 2011 compared to 2010. The decline in both years was due to lower yields.

Realized capital gains and losses The following table presents realized capital gains and losses and the related tax effect for the years ended December 31.

($ in thousands)	2012	2011	2010
Realized capital gains and losses, pre-tax	$626	$2,075	$694
Income tax expense	(219)	(726)	(243)

Realized capital gains and losses, after-tax	$407	$1,349	$451

The net realized capital gains in 2012, 2011 and 2010 were related to sales of investments.

Cash As of December 31, 2012, our cash balance was $13.1 million compared to $6.0 million as of December 31, 2011. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Reinsurance recoverable, contractholder funds and reserve for life-contingent contract benefits Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure all reserve liabilities with ALIC, LB Re or non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

As of December 31, 2012, contractholder funds decreased to $14.26 billion from $15.49 billion as of December 31, 2011 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.42 billion as of December 31, 2012 from $3.20 billion as of December 31, 2011 due primarily to the aging of the in-force block of certain business and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC and affiliate decreased by $1.13 billion and reinsurance recoverables from non-affiliates increased $104.0 million.

We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2012, 98% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A- or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2012.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with our reinsurance agreements.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 3.9 and 3.5 as of December 31, 2012 and 2011, respectively.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would decrease the net fair value of the assets by $12.4 million, compared to $11.6 million as of December 31, 2011. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2012, the spread duration of assets was 3.9, compared to 3.6 as of December 31, 2011. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $10.9 million, compared to $8.9 million as of December 31, 2011. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2012 and 2011, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $1.63 billion and $1.68 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

As of December 31, 2012 and 2011 we had $2.85 billion and $3.53 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2012	2011	2010
Common stock, retained income and additional capital paid-in	$332,715	$324,772	$315,722
Accumulated other comprehensive income	13,803	13,556	10,145

Total shareholder’s equity	$346,518	$338,328	$325,867

Shareholder’s equity increased in 2012 and 2011 due to net income and increased unrealized net capital gains.

Financial ratings and strength We share the insurance financial strength ratings of our parent, ALIC, as the majority of our business is reinsured to ALIC. The following table summarizes ALIC’s financial strength ratings as of December 31, 2012.

Rating agency	Rating
A.M. Best Company, Inc.	A+ (“Superior”)
Standard & Poor’s Ratings Services	A+ (“Strong”)
Moody’s Investors Service, Inc.	A1 (“Good”)

ALIC’s ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and Allstate Insurance Company’s ratings.

State laws specify regulatory actions if an insurer’s risk-based capital (“RBC”), a measure of an insurer’s solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2012, our statutory capital and surplus exceeds our company action level RBC.

The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Sales of investments

•	Intercompany loans

•	Capital contributions from parent

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany loans

•	Dividends to parent

•	Tax payments/settlements

Cash flows As reflected in our Statements of Cash Flows, net cash provided by operating activities was $15.0 million, $10.9 million and $2.1 million in 2012, 2011 and 2010, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on ALIC’s and other reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2013 without prior approval of the Nebraska Department of Insurance is $32.4 million.

Contractual obligations Due to the reinsurance agreements that we have in place, our contractual obligations are ceded to ALIC and non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are several pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(j). Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k). Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers:

Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors and executive officers serving at the end of the 2011 fiscal year below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Lincoln Benefit.

Anurag Chandra, 35, has been director and Executive Vice President since March 2011. Mr. Chandra is also an Executive Vice President of Allstate Insurance Company and director and Executive Vice President of Allstate Life Insurance Company, each of which is a parent company of Lincoln Benefit. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra will have direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Mr. Chandra has extensive experience with the day-to-day management of company operations.

Don Civgin, 51, has been a director, Chief Executive Officer and Chairman of the Board since March 2012. Mr. Civgin is also a director, President and Chief Executive Officer of Allstate Life Insurance Company, and a director of Allstate Insurance Company, each a parent organization of Lincoln Benefit. Mr. Civgin joined Allstate in 2008 as Senior Vice President and Chief Financial Officer of The Allstate Corporation, charged with the responsibility of aligning Allstate’s finance and capital structures with its business strategies. Prior to Allstate, he was Executive Vice President and Chief Financial Officer of Office Max. He also served as Chief Financial Officer of General Binding Corporation and was Senior Vice President of Finance and Senior Vice President of Merchandise Operations at Montgomery Ward. Mr. Civgin has extensive experience leading finance and operations at several major corporations.

Lawrence W. Dahl, 52, has been director since 1999 and President and Chief Operating Officer since November 2005. In his current role, Mr. Dahl manages the distribution relationships for Lincoln Benefit.

Mr. Dahl is also a Vice President of Allstate Life Insurance Company. Mr. Dahl began his Allstate career in 1987 in the Tax Department before becoming the Executive Vice President of Administration for Lincoln Benefit, where he was responsible for Marketing, Field Technology, Compliance, Planning and Strategy. Mr. Dahl progressed through various other leadership positions, including Executive Vice President of Sales and President of Distribution before becoming the President and Chief Operating Officer. Mr. Dahl has also earned a Juris Doctor degree and a Certified Public Account designation. Over the course of his career with Lincoln Benefit, Mr. Dahl has gained deep knowledge of the life insurance industry as well as extensive experience with distribution and sales.

Angela K. Fontana, 44, has been a director, Vice President, General Counsel and Secretary since November 2012. Ms. Fontana is also director, Vice President, General Counsel and Secretary of Allstate Life Insurance Company, a parent company of Lincoln Benefit. Since joining Allstate in 1995, Ms. Fontana has progressed through various positions. Most recently, Ms. Fontana served as Chief Compliance Officer to Lincoln Benefit and Allstate Life Insurance Company. In addition, she has held positions supporting the Allstate Protection and Allstate Financial business units, as well as the Midwest Region. Ms. Fontana has a deep understanding of insurance business generally and has extensive experience in leading privacy, market conduct exams and working with state insurance regulators and legislators.

Wilford J. Kavanaugh, 42, has been a director and Senior Vice President since December 2012. Mr. Kavanaugh is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC. Mr. Kavanaugh is responsible for life and retirement sales strategy, all broker-dealer operations, Exclusive Financial Specialist (EFS)/Financial Specialist (FS) recruiting and education, EFS/FS product strategy, and third party relationships. Prior to joining Allstate in 2012, Mr. Kavanaugh was Senior Vice President of Distribution Management at Securian Financial Group, where he led the sales, operations and growth strategies of the affiliated career system. He also held various leadership roles at Prudential Insurance Company and John Hancock Financial Services. Mr. Kavanaugh is a Certified Financial Planner and holds the CLU, ChFC and AEP designations. Mr. Kavanaugh also serves as a director with Allstate Life Insurance Company, which is a parent company of Lincoln Benefit. Mr. Kavanaugh has extensive experience in developing financial services sales and marketing strategies.

Jesse E. Merten, 38, has been a director since March 2012 and Senior Vice President and Chief Financial Officer since June 2012. Mr. Merten is also a director, Senior Vice President and Chief Financial Officer of Allstate Life Insurance Company, which is a parent company of Lincoln Benefit. In these positions, Mr. Merten is responsible for planning, analysis, financial reporting, capital management, expense consolidation, distribution and customer service finance. Prior to joining Allstate in 2011, Mr. Merten served as a senior manager at Pricewaterhouse Coopers, LLP before becoming a partner specializing in the Assurance practice with a particular focus on the insurance industry. He is a member of the American Institute of Public Accountants and the Milwaukee Art Museum’s finance committee. Mr. Merten has extensive experience in corporate and insurance company finance and accounting.

Involvement in Certain Legal Proceedings

No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Lincoln Benefit.

Item 11(l). Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Executive officers of Lincoln Benefit also serve as officers of other subsidiaries of The Allstate Corporation (“Allstate”) and receive no compensation directly from Lincoln Benefit. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009, to which Lincoln Benefit is a party (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This CD&A describes the executive compensation program at Allstate and specifically describes total 2012 compensation for the following named executives of Lincoln Benefit:

•	Don Civgin—Chairman of the Board and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

•	Matthew E. Winter—Former Chairman of the Board and CEO

•	John C. Pintozzi—Former Senior Vice President and CFO

•	Robert K. Becker—Former Senior Vice President

•	Anurag Chandra—Executive Vice President

•	Lawrence W. Dahl—President and Chief Operating Officer

•	Wilford J. Kavanaugh—Senior Vice President

Elements of 2012 Executive Compensation Program

The following table lists the elements of target direct compensation for Allstate’s 2012 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using performance and operational measures that Allstate correlates to stockholder value, and these incentives align with Allstate’s strategic vision and operating priorities. Allstate’s Board establishes the performance measures and ranges of performance for the variable compensation elements. An individual’s award is based primarily on corporate performance, market based compensation levels, and individual performance.

	Element	Key Characteristics	Why Allstate Pays This Element	How Allstate Determines Amount

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, individual performance.

Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.	Target based on job scope and market data. Actual awards based on Allstate performance on three measures: • Adjusted operating income • Total premiums • Net investment income Individual performance.
	Restricted stock units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with stock options, align the interests of executives with long-term shareholder value and retain executive talent.	Job scope, market data, individual performance.
	Performance stock awards	PSAs vest on the third anniversary of the grant date.	Coupled with stock options, align the interests of executives with long-term stockholder value and retain executive talent.	Target awards based on job scope and market data. Actual awards based on Allstate performance on annual adjusted operating income return on equity with a requirement of positive net income for any payout above target.
	Stock options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with RSUs or PSAs, align the interests of executives with long-term stockholder value and retain executive talent.	Job scope, market data, individual performance.

Compensation Practices

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2012, the Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors considered compensation data for the peer companies listed below for Messrs. Civgin and Winter as well as compensation information from certain S&P 100 companies with fiscal 2011 revenue of between $15 billion and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended no modifications to the peer group for 2012.

PEER INSURANCE COMPANIES(1)

Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	18.0	27.2	92.5	15.7	✓
AFLAC Inc.	25.4	24.8	131.1	22.1		✓
The Chubb Corporation	13.6	19.7	52.2	11.8	✓
The Hartford Financial Services Group, Inc.	26.4	9.8	298.5	17.5	✓	✓
Lincoln National Corporation	11.5	7.0	218.9	6.2		✓
Manulife Financial Corporation	36.3	24.9	488.8	18.1		✓
MetLife Inc.	68.2	36.0	836.8	46.5	✓	✓
The Progressive Corporation	17.1	12.8	22.7	16.0	✓
Prudential Financial, Inc.	84.8	24.8	709.3	69.8		✓
The Travelers Companies, Inc.	25.7	27.1	104.9	22.4	✓
Allstate	33.3	19.2	126.9	29.0	✓	✓
Allstate Ranking	4 of 11	8 of 11	7 of 11	3 of 11
(1)	Information as of year end 2012.

With respect to the named executives other than Messrs. Civgin and Winter, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the Mercer 2011 US Property & Casualty Insurance Company Survey, the 2011 Towers Watson Diversified Insurance Survey, and the Towers Watson Compensation Data Bank. The weight given to information obtained from these sources varied depending on the position being evaluated. The Mercer 2011 US Property & Casualty Insurance Company Survey includes compensation data for 15 property and casualty insurance companies with at least $6 billion in direct written premiums. The 2011 Towers Watson Diversified Insurance Survey includes 16 insurance companies with assets greater than $125 billion. The Towers Watson Compensation Data Bank provides compensation data on 106 companies with revenues greater than $20 billion. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

Salary

The salaries of Messrs. Civgin, Winter, and Chandra are set by the Allstate Board of Directors based on the Committee’s recommendations. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Messrs. Civgin and Winter and the 50th percentile of insurance and general industry data as a guideline for the other named executives, which enables Allstate to compete effectively for executive talent. Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•	The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

•	Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•

The base salaries for each named executive other than Mr. Kavanaugh who joined Allstate in April 2012 were reviewed in February of 2012. Allstate established a new base salary for each named executive other than Mr. Kavanaugh based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2012 executives could earn an annual cash incentive award based on Allstate’s achievement of performance measures during the year and assessments of individual performance.

For Messrs. Civgin and Winter, the maximum award that could be earned was an amount equal to 15% of the Adjusted Underlying Operating Income pool (but for Mr. Winter in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than these maximum amounts, with actual awards based on Messrs. Civgin’s and Winter’s target annual incentive award opportunity and the achievement of performance measures and assessments of individual performance as described below. The target annual incentive award opportunity for Messrs. Civgin and Winter was determined based on market data pay levels at peer insurance companies and Allstate’s benchmark target for total direct compensation at the 50th percentile. None of the named executive other than Messrs. Civgin and Winter participate in the Operating Income Pool.

Long-term Equity Incentive Awards

Allstate grants equity awards to executives based on scope of responsibility, consistent with Allstate’s philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate’s performance. Additionally, from time to time, equity awards are also granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. For Messrs. Civgin, Winter, and Chandra, beginning with awards made in 2012, the mix of equity incentives changed to 50% performance stock awards and 50% stock options. Allstate believes stock options are a form of performance-based incentive compensation because they require stock price growth to deliver any value to an executive, while performance stock awards provide direct alignment with stockholder interests. Other employees eligible for equity incentive awards, including the named executives other than Messrs. Civgin, Winter, and Chandra, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

•	25% stock options and 75% restricted stock units;

•	50% stock options and 50% restricted stock units; or

•	75% stock options and 25% restricted stock units.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2012 table.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s performance and business goals. Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted executive officers.

The Committee approves grants of equity awards to Allstate executive officers. Under authority delegated by Allstate’s Board of Directors and the Committee, an equity award committee may grant to employees other than Allstate executive officers restricted stock units and stock options to newly hired and promoted executives and in recognition of outstanding achievements. At each regularly scheduled meeting the Committee reviews equity awards granted by the equity award committee. The grant date for awards to newly hired or promoted executives is fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2012

Annual Cash Incentive Awards

The total funding for 2012 annual incentive awards is calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. These measures were selected based on their strong correlation with overall stockholder value creation through profitable growth, business unit performance, or achievement of strategic priorities. All of these measures are defined in detail on page 84-85. The ranges of performance are shown in the table below.

2012 Annual Cash Incentive Award Performance Measures
Measure	Threshold		Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$2,650		$3,100	$3,500	Above Maximum $3,685
Total Premiums (in millions)	$28,100		$28,800	$29,500	Between Target and Maximum $29,248
Net Investment Income (in millions)	$3,600		$3,765	$3,900	Between Target and Maximum $3,879
Payout Percentages	50%	*	100%	250%	229% payout
*	Actual performance below threshold results in a 0% payout.

Targets were set based on Allstate’s 2012 operating plan, which was extensively reviewed, discussed, and assented to by Allstate’s Board of Directors. The ranges for threshold and maximum were then informed by statistical modeling and probability testing. Allstate’s models measured the variability of actual results so that the measures require superior performance to achieve maximum levels. The performance ranges were then calibrated against expectations of business operations, risks, and industry and economic trends.

In the event of a net loss, the annual cash incentive award pool would have been reduced by 50% of actual performance. For example, if performance measures ordinarily would fund the pool at 60% and there was a net loss then the pool would be funded at 30%. This mechanism would have prevented a misalignment between pay and performance in the event of a natural catastrophe or extreme financial market conditions.

The Committee approved the annual incentive award performance measures and the threshold, target, and maximum ranges in the first quarter of 2012. Beginning in the second quarter, the Committee reviewed the extent to which performance measures were achieved, and it approved the final results in the first quarter of 2013. Actual performance on the three performance measures determined the overall funding level of the pool and the aggregate total award budget for eligible employees of Allstate. Based on a subjective evaluation of each executive’s performance, individual adjustments were made to the annual incentive amounts. The recommendations were considered and approved by the Committee for Messrs. Civgin, Winter, and Chandra and by Allstate management for the other named executives. Allstate paid the cash incentive awards in March 2013.

Performance Stock Awards

Beginning in 2012, Allstate granted one-half of the long-term equity incentive awards to senior executives in the form of performance stock awards (PSAs) tied to achievement of performance measures. The PSAs were granted instead of time-based restricted stock units as they more closely align compensation with stockholder interests and Allstate’s long-term performance.

In March 2012, Messrs. Civgin, Winter, and Chandra were awarded a target number of PSAs. The PSAs granted in 2012 have a three-year performance cycle (2012-2014). The number of PSAs which become earned and vested at the end of the three-year performance cycle depends on Allstate’s annual adjusted operating income return on equity attained during each year of the performance cycle. Annual adjusted operating income return on equity (“Adjusted Operating Income ROE”) is defined on page 85. Adjusted Operating Income ROE includes a minimum and maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of extreme weather conditions. The Committee selected Adjusted Operating Income ROE as the performance measure because it -

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of extreme weather conditions and other items that management cannot influence.

•	Measures performance in a way that is tracked and understood by investors.

•	Correlates to changes in long-term stockholder value.

Performance is measured in three separate one-year periods. The actual number of PSAs earned for each measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the period. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target, and maximum number of PSAs for the measurement period are set forth in the table below. The annually increasing performance goals and a 13% maximum in 2014 are consistent with the corporation’s return objectives and recognize the inherent earnings volatility of Allstate’s business.

2012-2014 Performance Stock Awards Ranges of Performance
Annual Adjusted Operating Income Return on Equity	Threshold	Target	Maximum	Actual Results
Measurement Period 2012	4.0%	10.0%	11.5%	12.3%
Measurement Period 2013	4.5%	10.5%	12.25%	To be determined 2014
Measurement Period 2014	5.0%	11.0%	13.0%	To be determined 2015
Payout	0%	100%	200%

		Subject to positive net income hurdle

The Committee included a requirement of positive net income in order to earn PSAs based on Adjusted Operating Income ROE above target. In the event of a net loss in a measurement period, the number of PSAs earned would be limited to target, regardless of the Adjusted Operating Income ROE. This hurdle was included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if catastrophe losses or investment losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement upward for any measurement period. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

Based on Allstate’s Adjusted Operating Income ROE of 12.3% for 2012, 200% of the target number of PSAs for the 2012 measurement period were earned by Messrs. Civgin, Winter, and Chandra and will be received on the conversion date in 2015, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

The following table shows the target number of PSAs granted to Messrs. Civgin, Winter, and Chandra for the 2012-2014 performance cycle, the target number of PSAs for the 2012 measurement period, and the number of PSAs earned based on achievement of the performance measure.

Named Executive	Target Number of PSAs (2012-2014 Performance Cycle)	Target Number of PSAs (2012 Measurement Period)	Achievement for 2012 Measurement Period	Number of PSAs Earned (2012 Measurement Period)
Mr. Civgin	6,374	2,125	Maximum	4,250
Mr. Winter	1,532	511	Maximum	1,022
Mr. Chandra	6,489	2,163	Maximum	4,326

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate provides the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•		•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•		•
Supplemental long term disability	•	•
Deferred compensation	•	•
Tax preparation and financial planning services	•	•	(3)
Mobile phones, ground transportation, and personal use of aircraft(4)	•	•
(1)	Allstate contributed $.74 for every dollar of basic pre-tax deposits made in 2012 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.
(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to Messrs. Civgin, Winter, and Chandra only.
(4)

Ground transportation is available to Messrs. Civgin, Winter, and Chandra. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra did not use the corporate aircraft for personal purposes in 2012. Mobile phones are available to Allstate’s senior executives, other officers, certain managers, and certain employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) was formed to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate stockholders.

Messrs. Civgin and Winter are participants in Allstate’s change-in-control severance plan (CIC Plan).

Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. If a change-in-control had occurred on or before December 31, 2012, Mr. Pintozzi’s long-term equity incentive awards would have vested immediately, and he would have been eligible for an excise tax gross-up and a lump sum cash pension enhancement based on additional years of age, service, and compensation.

The other named executives are not participants in the CIC Plan and are not party to change-in-control agreements.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Stock Ownership Guidelines

Because Allstate believes management’s interests must be linked with those of Allstate’s stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives, other than Mr. Dahl, to own Allstate common stock worth a multiple of base salary. Allstate adjusted the stock ownership guidelines to accommodate the shift to performance stock awards beginning in 2012. The new guidelines provide that an executive must hold 75% of net after-tax shares received as a result of equity compensation awards until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Winter	3x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Pintozzi	2x salary	✓ Meets guideline
Mr. Becker	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Chandra	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Dahl	—	—
Mr. Kavanaugh	2x salary	Must hold 75% of net after-tax shares until guideline is met

What Counts Toward the Guideline	What Does not Count Toward the Guideline
• Allstate shares owned personally	• Unexercised stock options

• Shares held in the Allstate 401(k) Savings Plan	• Performance stock awards

• Restricted stock units

Allstate also has a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Lincoln Benefit for the last three fiscal years, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation under the Service and Expense Agreement.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)		ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Don Civgin
(Chairman of the Board and Chief Executive Officer)	2012	143,520	—		197,594	197,598	416,000	10,105	(7)	5,887	970,704
Jesse E. Merten (Senior Vice President and Chief Financial Officer)	2012	77,526	—		35,032	35,018	96,695	0	(8)	14,188	258,459
Matthew E. Winter (Former Chairman of the Board and Chief Executive Officer)	2012	27,404	—		47,492	47,503	114,000	1,992	(9)	1,422	239,813
	2011	168,792	—		198,661	368,935	258,000	12,410		11,398	1,018,196
	2010	172,200	—		210,943	391,756	347,930	1,100		10,082	1,134,011
John C. Pintozzi (Former Senior Vice President and Chief Financial Officer)	2012	57,301	—		38,124	38,131	80,360	7,609	(10)	3,724	225,249
	2011	143,788	—		97,283	97,275	107,500	15,318		7,164	468,328
	2010	130,757	—		94,860	94,859	157,535	8,735		7,528	494,274
Robert K. Becker (Former Senior Vice President)	2012	96,101	—		70,694	23,574	110,196	50,471	(11)	10,660	361,696
	2011	99,403	—		28,634	53,190	63,640	58,791		25,823	329,481
	2010	89,294	—		18,609	55,811	81,067	35,616		6,763	287,160
Anurag Chandra (Executive Vice President)	2012	206,140	—		201,159	201,153	402,300	11,798	(12)	11,965	1,034,515
	2011	178,615	53,750	(6)	135,435	251,552	161,250	0		13,740	794,342
Lawrence W. Dahl (President and Chief Operating Officer)	2012	280,000	—		45,005	44,997	195,888	362,610	(13)	19,450	947,950
	2011	280,000	—		47,991	47,996	100,000	258,501		15,100	749,588
	2010	274,586	—		53,428	17,810	137,159	136,233		36,639	655,855
Wilford J. Kavanaugh (Senior Vice President)	2012	47,535	—		16,436	0	43,918	0	(14)	14,916	122,805

(1)	Mr. Chandra was not a named executive for 2010, Mr. Becker was not a named executive for 2011, and Messrs. Civgin, Merten, and Kavanaugh were not named executives for 2010 and 2011.
(2)

The aggregate grant date fair value of performance stock awards granted in 2012 and restricted stock units awards granted in 2012, 2011, and 2010 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s stock as of the grant date, which in part reflects the payment of expected future dividends. (See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value for PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs or RSUs granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 69. The value of the PSAs at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Civgin $395,188, Mr. Winter $94,984, and Mr. Chandra $402,318.

(3)

The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions as set forth in the following table:

	2012	2011	2010
Weighted average expected term	9.0 years	7.9 years	7.8 years
Expected volatility	20.2 – 53.9%	22.1 – 53.9%	23.7 – 52.3%
Weighted average volatility	34.6%	35.1%	35.1%
Expected dividends	2.2 – 3.0%	2.5 – 3.7%	2.4 – 2.8%
Weighted average expected dividends	2.8%	2.7%	2.6%
Risk-free rate	0.0 – 2.2%	0.0 – 3.5%	0.1 – 3.9%

(See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 69.

(4)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2012, 2011, and 2010. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to Allstate’s audited financial statements for 2012.)

(5)	The All Other Compensation for 2012—Supplemental Table provides details regarding the amounts for 2012 for this column.
(6)

As part of his sign-on bonus, Mr. Chandra received $107,500 in cash, $53,750 payable within 90 days of his start date and the remainder payable one year later, 15 months from his start date. Mr. Chandra’s start date was January 31, 2011.

(7)	Reflects the increase in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $1,848 and $8,257 respectively.
(8)	As of December 31, 2012, Mr. Merten was not a participant and was not vested in the ARP or SRIP.
(9)	Reflects the increase in the actuarial value of the benefits provided to Mr. Winter under the ARP and SRIP of $286 and $1,706 respectively.
(10)	Reflects the increase in the actuarial value of the benefits provided to Mr. Pintozzi under the ARP and SRIP of $3,249 and $4,360 respectively.
(11)	Reflects the increase in the actuarial value of the benefits provided to Mr. Becker under the ARP and SRIP of $49,064 and $1,407 respectively.
(12)

Reflects the increase in the actuarial value of the benefits provided to Mr. Chandra under the ARP and SRIP of $3,555 and $8,244 respectively. As of December 31, 2012, Mr. Chandra was not vested in the ARP or SRIP.

(13)	Reflects the increase in the actuarial value of the benefits provided to Mr. Dahl under the ARP and SRIP of $226,545 and $136,065 respectively.
(14)	As of December 31, 2012, Mr. Kavanaugh was not a participant and was not vested in the ARP or SRIP.

ALL OTHER COMPENSATION FOR 2012—SUPPLEMENTAL TABLE

(In dollars)

The following table describes the incremental cost of other benefits provided in 2012 that are included in the “All Other Compensation” column.

Name	401(k) Match(1)	Other(2)	Total All Other Compensation
Mr. Civgin	1,924	3,963	5,887
Mr. Merten	2,186	12,002	14,188
Mr. Winter	352	1,070	1,422
Mr. Pintozzi	1,517	2,207	3,724
Mr. Becker	3,626	7,034	10,660
Mr. Chandra	4,135	7,830	11,965
Mr. Dahl	9,250	10,200	19,450
Mr. Kavanaugh	1,190	13,726	14,916
(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2012. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Merten, Chandra, and Kavanaugh will not be vested in the employer matching contribution until they have completed three years of vesting service.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile phones, tax preparation services, financial planning, ground transportation, supplemental long-term disability coverage, and for Messrs. Merten, Becker, and Kavanaugh, $8,309, $1,758, and $11,678, respectively, for reimbursement of taxes related to relocation expenses. (Tax assistance for certain relocation benefits is a standard component of Allstate’s relocation program available to all employees.) Messrs. Merten, Becker, and Kavanaugh also received amounts for relocation that are not reflected in other compensation because they are part of the standard relocation package available to all employees. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to all regular full-time and regular part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2012, and therefore, no incremental cost is reflected in the table. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra did not use the corporate aircraft for personal purposes in 2012.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2012(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to the named executives during fiscal year 2012 to the extent the expense was allocated to Lincoln Benefit under the Service and Expense Agreement.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Date of Committee Action for Equity Incentive Plan Awards	Plan Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	—	Annual cash incentive	88,050	176,099	1,149,720
	3/6/2012	3/6/2012	Performance stock awards				0	6,374	12,748				197,594
	2/21/2012	2/20/2012	Stock options								22,791	31.56		197,598
Mr. Merten	—	—	Annual cash incentive	19,381	38,763	96,907
	2/21/2012	2/20/2012	Restricted stock units							1,110			35,032
	2/21/2012	2/20/2012	Stock options								4,039	31.56		35,018
Mr. Winter	—	—	Annual cash incentive	20,032	40,064	210,045
	3/6/2012	3/6/2012	Performance stock awards				0	1,532	3,064				47,492
	2/21/2012	2/20/2012	Stock options								5,479	31.56		47,503
Mr. Pintozzi	—	—	Annual cash incentive	17,190	34,380	85,951
	2/21/2012	2/20/2012	Restricted stock units							1,208			38,124
	2/21/2012	2/20/2012	Stock options								4,398	31.56		38,131
Mr. Becker	—	—	Annual cash incentive	24,025	48,051	120,126
	2/21/2012	2/20/2012	Restricted stock units							2,240			70,694
	2/21/2012	2/20/2012	Stock options								2,719	31.56		23,574
Mr. Chandra	—	—	Annual cash incentive	87,610	175,219	438,048
	3/6/2012	3/6/2012	Performance stock awards				0	6,489	12,978				201,159
	2/21/2012	2/20/2012	Stock options								23,201	31.56		201,153
Mr. Dahl	—	—	Annual cash incentive	49,000	98,000	245,000
	2/21/2012	2/20/2012	Restricted stock units							1,426			45,005
	2/21/2012	2/20/2012	Stock options								5,190	31.56		44,997
Mr. Kavanaugh	—	—	Annual cash incentive	11,884	23,768	59,419
	6/1/2012	5/26/2012	Restricted stock units							497			16,436
(1)	Awards under the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 62. The maximum amount payable to Messrs. Civgin and Winter is an amount equal to 15% of the award pool (but for Mr. Winter in no event greater than the stockholder approved maximum of $8.5 million under the Annual Executive Incentive Plan). The award pool is equal to 1.0% of Adjusted Operating Income. None of the other named executives participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 84.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum performance stock awards for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 63.

(4)

The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. Fair market value is equal to the closing sale price on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the March 6, 2012, performance stock awards was $31.00, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The aggregate grant date fair value of the February 21, 2012, restricted stock units was $31.56 and the stock option awards was $8.67, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the June 1, 2012, restricted stock units was $33.07, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 2 and 3 to the Summary Compensation Table on page 67.

Stock options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate’s executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit. Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2012 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

Performance stock awards

Performance stock awards (PSAs) represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. Performance stock awards were granted to Messrs. Civgin, Winter, and Chandra.

Restricted stock units

Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh received awards of restricted stock units in 2012. Each restricted stock unit represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh in 2012 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh in 2012 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2012, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Lincoln Benefit in 2012 under the Service and Expense Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Civgin	Sep. 08, 2008	13,520	0	$46.48	Sep. 08, 2018
	Feb. 27, 2009	31,434	10,478	$16.83	Feb. 27, 2019	Feb. 27, 2009	7,375	$296,264
	Feb. 22, 2010	11,642	11,642	$31.41	Feb. 22, 2020	Feb. 22, 2010	1,976	$79,376
	Feb. 22, 2011	0	23,992	$31.74	Feb. 22, 2021	Feb. 22, 2011	3,899	$156,630
	Feb. 21, 2012	0	22,791	$31.56	Feb. 21, 2022	Mar. 06, 2012			6,374	$256,050
										Aggregate Market Value
										$788,320
Mr. Merten	Feb. 21, 2012	0	4,039	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,110	$44,574
										Aggregate Market Value
										$44,574
Mr. Winter	Nov. 02, 2009	956	319	$29.64	Nov. 02, 2019	Nov. 02, 2009	224	$9,012
	Feb. 22, 2010	2,620	2,620	$31.41	Feb. 22, 2020	Feb. 22, 2010	445	$17,860
	Feb. 22, 2011	0	5,672	$31.74	Feb. 22, 2021	Feb. 22, 2011	922	$37,032
	Feb. 21, 2012	0	5,479	$31.56	Feb. 21, 2022	Mar. 06, 2012			1,532	$61,551
										Aggregate Market Value
										$125,455
Mr. Pintozzi	Feb. 06, 2004	816		$45.96	Feb. 06, 2014
	Feb. 22, 2005	2,246		$52.57	Feb. 22, 2015
	Feb. 21, 2006	2,225		$53.84	Feb. 21, 2016
	Feb. 21, 2006	1,476		$53.84	Feb. 21, 2016
	Feb. 20, 2007	2,183		$62.24	Feb. 20, 2017
	Feb. 26, 2008	3,898		$48.82	Feb. 26, 2018
	Feb. 27, 2009	2,287	2,042	$16.83	Feb. 27, 2019	Feb. 27, 2009	1,437	$57,723
	Feb. 22, 2010	1,916	1,916	$31.41	Feb. 22, 2020	Feb. 22, 2010	604	$24,263
	Feb. 22, 2011	0	3,873	$31.74	Feb. 22, 2021	Feb. 22, 2011	1,169	$46,958
	Feb. 21, 2012	0	4,398	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,208	$48,533
										Aggregate Market Value
										$177,477
Mr. Becker	Feb. 06, 2004	568		$45.96	Feb. 06, 2014
	Feb. 22, 2005	444		$52.57	Feb. 22, 2015
	Feb. 21, 2006	536		$53.84	Feb. 21, 2016
	Feb. 20, 2007	523		$62.24	Feb. 20, 2017
	Feb. 26, 2008	959		$48.82	Feb. 26, 2018
	Feb. 27, 2009	0	1,138	$16.83	Feb. 27, 2019	Feb. 27, 2009	801	$32,170
	Feb. 22, 2010	0	2,695	$31.41	Feb. 22, 2020	Feb. 22, 2010	283	$11,385
	Feb. 22, 2011	0	5,062	$31.74	Feb. 22, 2021	Feb. 22, 2011	822	$33.036
	Feb. 21, 2012	0	2,719	$31.56	Feb. 21, 2022	Feb. 21, 2012	2,240	$89,992
										Aggregate Market Value
										$166,583

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Chandra	Feb. 22, 2011	0	27,296	$31.74	Feb. 22, 2021	Feb. 22, 2011	4,436	$178,195
	Feb. 21, 2012	0	23,201	$31.56	Feb. 21, 2022	Mar. 06, 2012			6,489	$260,649
										Aggregate Market Value
										$438,844
Mr. Dahl	Feb. 06, 2004	3,333		$45.96	Feb. 06, 2014
	Feb. 22, 2005	2,492		$52.57	Feb. 22, 2015
	Feb. 21, 2006	3,418		$53.84	Feb. 21, 2016
	Feb. 20, 2007	2,873		$62.24	Feb. 20, 2017
	Feb. 26, 2008	5,494		$48.82	Feb. 26, 2018
	Feb. 27, 2009	0	2,128	$16.83	Feb. 27, 2019	Feb. 27, 2009	1,497	$60,134
	Feb. 22, 2010	899	900	$31.41	Feb. 22, 2020	Feb. 22, 2010	851	$34,185
	Feb. 22, 2011	0	5,010	$31.74	Feb. 22, 2021	Feb. 22, 2011	1,512	$60,737
	Feb. 21, 2012	0	5,190	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,426	$57,282
										Aggregate Market Value
										$212,338
Mr. Kavanaugh						Jun. 01, 2012	497	$19,974
										Aggregate Market Value
										$19,974
(1)

The options granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the grant date. For options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the grant date. In each case, if there was no sale on the grant date, fair market value is calculated as of the last previous day on which there was a sale.

(2)

The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $835,655 (43,076 aggregate number exercisable), Mr. Merten $0 (0 aggregate number exercisable), Mr. Winter $33,018 (3,576 aggregate number exercisable), Mr. Pintozzi $70,177 (4,203 exercisable), Mr. Becker $0 (0 aggregate number exercisable), Mr. Chandra $0 (0 aggregate number exercisable), Mr. Dahl $7,875 (899 aggregate number exercisable), and Mr. Kavanaugh $0 (0 aggregate number exercisable).

(3)

The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $745,023 (68,903 aggregate number unexercisable), Mr. Merten $34,778 (4,039 aggregate number unexercisable), Mr. Winter $121,292 (14,090 aggregate number unexercisable), Mr. Pintozzi $134,954 (12,229 aggregate number unexercisable), Mr. Becker $116,233 (11,614 aggregate number unexercisable), Mr. Chandra $429,864 (50,497 aggregate number unexercisable), Mr. Dahl $144,472 (13,228 aggregate number unexercisable), and Mr. Kavanaugh $0 (0 aggregate number unexercisable).

(4)

The restricted stock unit awards granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.

(5)	Amount is based on the closing price of Allstate’s common stock of $40.17 on December 31, 2012.
(6)	The performance stock awards granted in 2012 vest in one installment on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2012

The following table summarizes the options exercised by the named executives during 2012 and the restricted stock unit awards that vested during 2012, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	0	0	2,870	96,773
Mr. Merten	0	0	0	0
Mr. Winter	0	0	445	14,032
Mr. Pintozzi	2,829	39,692	1,027	32,327
Mr. Becker	3,833	30,718	387	12,190
Mr. Chandra	0	0	0	0
Mr. Dahl	8,581	120,355	1,446	45,517
Mr. Kavanaugh	0	0	0	0

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2012 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2012.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	Allstate Retirement Plan	4.3	4,524	0
	Supplemental Retirement Income Plan	4.3	17,343	0
Mr. Merten(3)	Allstate Retirement Plan	1.0	0	0
	Supplemental Retirement Income Plan	1.0	0	0
Mr. Winter	Allstate Retirement Plan	3.2	525	0
	Supplemental Retirement Income Plan	3.2	3,440	0
Mr. Pintozzi	Allstate Retirement Plan	10.3	13,563	0
	Supplemental Retirement Income Plan	10.3	16,085	0
Mr. Becker	Allstate Retirement Plan	12.1	194,886	0
	Supplemental Retirement Income Plan	12.1	106,968	0
Mr. Chandra(3)	Allstate Retirement Plan	2.0	3,555	0
	Supplemental Retirement Income Plan	2.0	8,244	0
Mr. Dahl	Allstate Retirement Plan	25.9	895,012	0
	Supplemental Retirement Income Plan	25.9	685,612	0
Mr. Kavanaugh(3)	Allstate Retirement Plan	0.7	0	0
	Supplemental Retirement Income Plan	0.7	0	0
(1)

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2012, and used to calculate the present value of accumulated benefits at December 31, 2012. December 31 is the pension plan measurement date used for financial statement reporting purposes.

The amounts listed in this column are based on the following assumptions:

•

Discount rate of 4.00%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 4.25% for the first five years, 6.0% for the next 15 years, and 6.75% for all years after 20 and the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2013 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate’s consolidated financial statements. (See note 17 to Allstate’s audited financial statements for 2012.)

•	Based on guidance provided by the Securities and Exchange Commission, we have assumed a normal retirement age of 65 under both the ARP and SRIP.

•	No assumption for early termination, disability, or pre-retirement mortality.
(2)

The figures reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives’ employment terminated on December 31, 2012, the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2012, is shown in the following table:

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	Supplemental Retirement Income Plan	$15,753
Mr. Merten	Supplemental Retirement Income Plan	$0
Mr. Winter	Supplemental Retirement Income Plan	$3,224
Mr. Pintozzi	Supplemental Retirement Income Plan	$14,196
Mr. Becker	Supplemental Retirement Income Plan	$132,884
Mr. Chandra	Supplemental Retirement Income Plan	$6,657
Mr. Dahl	Supplemental Retirement Income Plan	$873,592
Mr. Kavanaugh	Supplemental Retirement Income Plan	$0

The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2013, as required under the Pension Protection Act. Specifically, the interest rate for 2013 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2013 is the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.

(3)

As of December 31, 2012, Messrs. Merten and Kavanaugh were not participants and were not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan. As of December 31, 2012, Mr. Chandra was not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

Allstate Retirement Plan (ARP)

The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or the individual choices they made before a cash balance plan was introduced on January 1, 2003. Of the named executives, Messrs. Civgin, Merten, Winter, Pintozzi, Chandra, and Kavanaugh are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement age 65. Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they became ARP members and their years of service.

Messrs. Becker and Dahl have earned ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, defined as follows:

•	Base Benefit =1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

•

Additional Benefit =0.65% of the amount, if any, of the participant’s average annual compensation that exceeds the participant’s covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1.	Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2.	Then, multiply the percentage from step (1) by

a.	Average annual compensation (five-year average) at December 31, 1988, and by

b.	Estimated Social Security at December 31, 1988.

3.	Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4.	The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant’s years of vesting service as follows:

Cash Balance Plan Pay Credits

Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP.

Credited Service; Other Aspects of the Pension Plans

As has generally been Allstate’s practice, no additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP.

For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate’s 401(k) plan and Allstate’s cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Age 65 is the earliest retirement age that a named executive may retire with full retirement benefits under the ARP and SRIP. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

As defined in the SRIP, SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at the normal retirement age of 65. Pre 409A SRIP Benefits may be payable at age 50 or later if disabled, following early retirement at age 55 or older with 20 years of vesting service, or following death, in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death, in accordance with the terms of the SRIP.

Eligible employees are vested in the normal ARP and SRIP retirement benefit on the earlier of the completion of five years of service or upon reaching age 65 (for participants with final average pay benefits) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula). The following SRIP payment dates assume a retirement or termination date of December 31, 2012:

•	Mr. Civgin’s Post 409A SRIP Benefit would be paid on January 1, 2017, or following death. Mr. Civgin will turn 65 on May 17, 2026.

•	Mr. Merten’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Merten will turn 65 on June 25, 2039.

•	Mr. Winter’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Mr. Winter will turn 65 on January 22, 2022.

•

Mr. Pintozzi’s Pre 409A SRIP Benefit would be payable as early as January 1, 2013, or following death. Mr. Pintozzi’s Post 409A SRIP Benefit would be paid on January 1, 2021, or following death. Mr. Pintozzi will turn 65 on May 18, 2030.

•

Mr. Becker’s Pre 409A SRIP Benefit would be paid on January 1, 2021, or following death or disability. Mr. Becker’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Mr. Becker will turn 65 on July 9, 2020.

•	Mr. Chandra’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Chandra will turn 65 on October 2, 2042.

•

Mr. Dahl’s Pre 409A SRIP Benefit would be payable as early as January 1, 2015, or following death or disability. Mr. Dahl’s Post 409A SRIP Benefit would be paid on January 1, 2015, or following death. Mr. Dahl will turn 65 on August 2, 2024.

•	Mr. Kavanaugh’s Post 409A SRIP Benefit is not currently vested. Mr. Kavanaugh will turn 65 on August 20, 2035.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of the named executives in 2012. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2012.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2012

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Winter	0	0	0	0	0
Mr. Pintozzi	0	0	0	0	0
Mr. Becker	0	0	0	0	0
Mr. Chandra	0	0	0	0	0
Mr. Dahl	0	0	0	0	0
Mr. Kavanaugh	0	0	0	0	0
(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, Allstate allows employees, including the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($250,000 in 2012), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2012 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns net of administration and investment expenses. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above market earnings are paid. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance immediately upon separation from service or in one of the first through fifth years after separation from service. The named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire Pre 409A balance subject to forfeiture of 10% of such balance. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon proof of unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes equity granting practices for the 2012 equity incentive awards. To the extent prior practices are relevant they are described in the footnotes.

Compensation Elements
Termination Scenarios	Base Salary	Severance Pay	Annual Incentive(1)	Stock Options(1)(2)	Restricted Stock Units(1)(2)	Performance Stock Awards(1)(2)	Non-Qualified Pension Benefits(3)	Deferred Compensation(4)	Health, Welfare and Other Benefits
Termination(5)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Forfeited	Distributions commence per plan	Distributions commence per participant election	None
Retirement	Ceases Immediately	None	Pro rated for the year based on actual performance for the year with any discretionary adjustments(6)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, retirement continue to vest. All expire at earlier of five years or normal expiration.(7)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement continue to vest.(7)	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement continue to vest and are paid out based on actual performance.(7)	Distributions commence per plan	Distributions commence per participant election	None
Termination due to Change- in-Control(8)	Ceases Immediately	Lump sum equal to two times salary and annual incentive at target(9)	Pro rated at target (reduced by any actually paid)	Awards vest upon qualifying termination after a CIC.	Awards vest upon qualifying termination after a CIC.(10)	Awards vest based on performance upon a qualifying termination after CIC. (11)	For named executives party to the CIC Plan or a change-in-control agreement, immediately payable upon a CIC	For named executives party to the CIC Plan or a change-in- control agreement, immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)
Death	One month salary paid upon death	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately	Vests and is payable immediately.(13)	Distributions commence per plan	Payable within 90 days	None
Disability	Ceases Immediately	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(14)	Vests and is payable immediately.(13)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan

(1)

Named executives who receive an equity award under the 2009 Equity Incentive Plan or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, Allstate’s Board of Directors or a committee of Allstate’s Board, to the extent permitted by applicable law, may recover compensation provided to the named executive including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.

(2)

Named executives who receive an equity award on or after February 21, 2012, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the two year period following termination of employment. If a named executive violates the non-competition covenant, Allstate’s Board of Directors or a committee of Allstate’s Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards granted on or after February 21, 2012, that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(3)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(4)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(5)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(6)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service.
(7)

This description is the treatment of equity awards granted after February 20, 2012. Retirement for purposes of all equity awards granted after February 20, 2012, is age 60 with five years of service or age 55 with 10 years of service.

Historical retirement definitions and treatment for purposes of stock options and restricted stock units is as follows:

		Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012

Early Retirement	Definition	Age 55 with 20 years of service	Age 55 with 10 years of service
	Treatment	Unvested awards are forfeited. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement	Definition	Age 60 with at least one year of service	Age 60 with at least one year of service
	Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

• Unvested awards not granted within 12 months of retirement continue to vest.

• Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

• Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)

Messrs. Civgin and Winter are participants in Allstate’s change-in-control severance plan (CIC Plan). Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. No other named executive is a party to a change-in-control agreement or a participant in the CIC Plan. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of Allstate’s Board of Directors; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, Messrs. Civgin, Winter, and Pintozzi become subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If Messrs. Civgin, Winter, or Pintozzi incur legal fees or other expenses in an effort to enforce the change-in-control plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.

(9)

For those named executives subject to either the change-in-control plan or a change-in-control agreement, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan or agreement during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change-in-control plan or agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or, under Mr. Pintozzi’s agreement, a material breach of the agreement by Allstate.

Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, a pension enhancement was payable. The pension enhancement was a lump sum payment equal to the positive difference, if any, between (a) the sum of the lump-sum values of each maximum annuity that would have been payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had (i) become fully vested in all such benefits, (ii) attained as of the named executive’s termination date an age that is two years greater than the named executive’s actual age, (iii) accrued a number of years of service that is two years greater than the number of years of service actually accrued by the named executive as of the named executive’s termination date, and (iv) received a lump-sum severance benefit consisting of two times base salary, two times annual incentive cash compensation calculated at target, plus the 2011 annual incentive cash award as covered compensation in equal monthly installments during the two-year period following the named executive’s termination date, and (b) the lump-sum values of the maximum annuity benefits vested and payable to the named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula would not have impacted the benefits payable under the ARP or the SRIP.
(10)	Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, equity awards vested immediately upon a change-in-control.
(11)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of performance stock awards that continue to vest based on actual performance up to the change-in-control.

(12)

If a named executive’s employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. Through December 31, 2012, Mr. Pintozzi was eligible for subsidized continuation coverage, not a lump sum payment.

(13)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is target number of performance stock awards.
(14)	If a named executive’s employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012, that would exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2012 annual cash incentive award and any 2012 salary earned but not paid in 2012 due to Allstate’s payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2012, employment termination date.

Name	Severance ($)		Stock Options— Unvested and Accelerated ($)		Restricted Stock Units— Unvested and Accelerated ($)		Performance Stock Awards— Unvested and Accelerated ($)		Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	655,200		745,023		532,270		341,400		7,675	(5)	2,281,568
Death	0		745,023		532,270		341,400		0		1,618,693
Disability	0		745,023		156,630		341,400		1,633,520	(6)	2,876,573
Mr. Merten
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		34,778	(7)	44,574	(7)	0	(7)	0		79,352
Death	0		34,778		44,574		0		0		79,352
Disability	0		34,778		44,574		0		344,594	(6)	423,946
Mr. Winter
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	107,881	(4)	121,292		63,904		82,069		1,439	(5)	376,585
Death	0		121,292		63,904		82,069		0		267,265
Disability	0		121,292		37,032		82,069		267,661	(6)	508,054
Mr. Pintozzi
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	197,015		134,954		177,477		0		2,285	(5)	511,731
Death	0		134,954		177,477		0		0		312,431
Disability	0		134,954		95,491		0		0	(6)	230,445
Mr. Becker
Termination/ Retirement(2)	0		39,977		92,811		0		0		132,788
Termination due to Change-in-Control(3)	0		116,234	(7)	166,583	(7)	0	(7)	0		282,817
Death	0		116,234		166,583		0		0		282,817
Disability	0		116,234		123,028		0		366,563	(6)	605,825
Mr. Chandra
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		429,863	(7)	178,195	(7)	347,520	(7)	0		955,578
Death	0		429,863		178,195		347,520		0		955,578
Disability	0		429,863		178,195		347,520		3,165,298	(6)	4,120,876
Mr. Dahl
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		144,472	(7)	212,338	(7)	0	(7)	0		356,810
Death	0		144,472		212,338		0		0		356,810
Disability	0		144,472		118,019		0		1,254,187	(6)	1,516,678
Mr. Kavanaugh
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		0	(7)	19,974	(7)	0	(7)	0		19,974
Death	0		0		19,974		0		0		19,974
Disability	0		0		19,974		0		241,385	(6)	261,359
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.

(2)	As of December 31, 2012, none of the named executives are eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.
(3)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2012. Performance stock awards are paid out based on actual performance; the 2012-2014 cycle includes one year at maximum and two years at target for purposes of this table. Equity awards granted prior to 2012 and Mr. Pintozzi’s 2012 equity award immediately vest upon a change-in-control. The amounts payable to each named executive in event of a change in control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	548,791	532,270	1,081,061
Mr. Merten	0	0	0
Mr. Winter	74,121	63,904	138,025
Mr. Pintozzi	134,954	177,477	312,431
Mr. Becker	92,828	76,592	169,420
Mr. Chandra	230,106	178,195	408,301
Mr. Dahl	99,786	155,056	254,842
Mr. Kavanaugh	0	19,974	19,974

Beginning with awards granted in 2012 to all named executives other than Mr. Pintozzi, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2012 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(4)	Under the change-in-control plan, severance benefits for Mr. Winter were reduced by $29,869 to avoid the imposition of excise taxes and maximize the severance benefit available under the plan.
(5)

The Welfare Benefits and Outplacement Services amounts for Messrs. Civgin, Winter, and Pintozzi include the cost to provide certain welfare benefits to him and his family during the eligibility period for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $4,160 for Mr. Civgin, $760 for Mr. Winter, and $1,259 for Mr. Pintozzi.

(6)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65. Mr. Pintozzi does not participate in the long term disability plan.

(7)

Messrs. Merten, Becker, Chandra, Dahl, and Kavanaugh did not have change-in-control agreements in place and were not participants in the CIC Plan. However, pursuant to the terms of their equity awards, unvested stock options and restricted stock units would vest immediately upon a qualifying termination following a change-in-control.

Risk Management and Compensation

A review and assessment of potential compensation-related risks was conducted by Allstate’s chief risk officer and reviewed by the compensation and succession committee of Allstate. Allstate believes that its compensation policies and practices are appropriately structured, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its audit committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee of Allstate employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2012

Information regarding Allstate’s performance measures is disclosed in the limited context of Allstate’s annual cash incentive awards and performance stock awards and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

The following are descriptions of the performance measures used for Allstate’s annual cash incentive awards for 2012 and performance stock awards for the 2012-2014 cycle, which may be applied to compensation of Lincoln Benefit’s named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in Allstate’s financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which Allstate’s executives have little influence or control, such as financial market conditions. The compensation and succession committee of Allstate reviews and assesses the measures used each year to ensure alignment with incentive compensation objectives.

Annual Cash Incentive Award Performance Measures for 2012

Adjusted Operating Income: This measure is used to assess financial performance. It is equal to net income adjusted to exclude the after tax effects of the items listed below:

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Restructuring or related charges.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•

Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

•	Catastrophe losses. Catastrophes are defined and reported in The Allstate Corporation annual report on Form 10-K.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as adjusted and described below.

Allstate Protection premiums written is equal to the Allstate Protection segment net premiums written adjusted to replace the actual amount of ceded reinsurance premium written for Allstate’s voluntary reinsurance programs and dispositions, if any, with the amount included in the target. Voluntary reinsurance programs include all reinsurance placed through the reinsurance market including through reinsurance brokers and investment bankers, and catastrophe treaties, facultative and quota share agreements, catastrophe bonds, and other types of arrangements. Allstate Protection premiums written is reported in management’s discussion and analysis in the annual report on Form 10-K.

Allstate Financial premiums and contract charges is equal to life and annuity premiums and contract charges reported in the consolidated statement of operations adjusted to exclude premiums and contract charges related to structured settlement annuities.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations, adjusted to eliminate the effects of differences between actual monthly average assets under management (actual AUM) and the monthly average assets under management assumed in determining the company’s performance measure target for net investment income (target AUM). It also excludes amounts for prepayment fees to be consistent with the incentive measure target.

Actual net investment income is adjusted by the amount equal to the amount of net investment income included in the company’s performance measure target divided by the target AUM times the difference between the target and actual amounts of AUM. The net investment income actual result was decreased because the actual AUM was above the target AUM.

Actual AUM equals the average of the thirteen month end total investments, including the beginning and end of the annual period, as reported in the consolidated statement of financial position, adjusted to exclude the unrealized gain (loss) for fixed income, equity, short term securities, and securities lending assets for each month.

Performance Stock Award Performance Measures for 2012-2014 cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. The annual adjusted operating income return on equity is calculated as the ratio of annual adjusted operating income divided by the average of stockholder’s equity excluding unrealized net capital gains and losses at the beginning and at the end of the year.

Annual adjusted operating income is equal to net income adjusted to exclude the after tax effects of the items listed below.

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

In addition in computing annual adjusted operating income ROE, catastrophe losses will be adjusted to reflect a minimum or maximum amount of after-tax catastrophe losses if actual after-tax catastrophe losses are less than $1.1 billion or exceed $1.6 billion. In the 2012 measurement period after tax catastrophe losses were $1.5 billion and did not require adjustment. Catastrophe losses are defined and reported in The Allstate Corporation annual report on Form 10-K.

Net Income: Net income will be calculated as reported in The Allstate Corporation annual report on Form 10-K financial statements.

Item 11(m). Security Ownership of Certain Beneficial Owners and Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Allstate Life Insurance Company 3100 Sanders Road, Northbrook, IL 60062	25,000	100%

N/A	Allstate Insurance Company 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

N/A	Allstate Insurance Holdings, LLC 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

N/A	The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 9, 2012 and restricted stock units for which restrictions expire on or prior to May 9, 2012. The percentage of Allstate shares of common stock beneficially owned by any Lincoln Benefit director, named executive officer or by all directors and executive officers of Lincoln Benefit as a group does not exceed 1%. The following share amounts are as of March 12, 2012. As of March 12, 2012, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to May 9, 2012 – Included in Column (a) (b)
Robert K. Becker	37,979	29,231
Anurag Chandra	35,726	30,532
Don Civgin	447,979	408,130
Lawrence W. Dahl	26,270	23,592
Angela K. Fontana	12,092	10,775
Wilford J. Kavanaugh	100	0
Jesse E. Merten	193	0
John C. Pintozzi	153,796	134,552
Matthew E. Winter	223,058	203,197
All directors and executive officers as a group	522,360	473,029

Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons.

Transactions with Related Persons.

This table describes certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), an indirect parent of Lincoln Benefit; and

•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2010 2011 2012	130,793,008 133,073,456 172,138,967	[2] [2]	73,282,918 71,775,550 85,874,525	[2] [2] [2]	47,445,127 52,773,567 73,118,384	[2] [2]	687,957 1,475,458 67,330	[2] [2]

Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by

Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.

	2010 2011 2012	(113,770,599 2,845,812 261,856,736	)[3] [3,4] [3]	(621,234,096 71,718,284 (51,081,452	) )	647,559,256 42,900,789 402,335,848		(146,676,325 (142,533,135 (133,557,504	) ) )

Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank (aka Allstate Federal Savings Bank), and certain affiliates dated March 16, 1999, as amended by Amendment No.1 effective January 5, 2001, and Amendment No. 2 entered into November 8, 2002, between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc., and as supplemented by the Premium Depository Service Supplement dated as of September 30, 2005, the Variable Annuity Service Supplement dated November 10, 2005, and the Sweep Agreement Service Supplement dated as of October 11, 2006.	2010 2011 2012	967,620 240,284 0	[4] [4] [10]	76,166 17,229 0	[5] [5] [10]	694,117 174,548 0	[5] [5] [10]	N/A

Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance	2010 2011 2012	3,619,106,706 3,618,090,094 4,010,414,793	[2] [2]	175,950,701 171,247,884 206,609,277	[2] [2] [2]	1,823,391,816 1,706,778,729 1,675,534,870	[2] [2] [2]	4,191,150 7,255,192 10,233,063	[2] [2] [2]

[1]	Each identified Related Person is a Party to the transaction.
[2]	Gross amount of expense received under the transaction.
[3]	Total amounts paid to the Internal Revenue Service.
[4]	Total Fees collected for all bank accounts covered under the transaction.
[5]	Fees paid under the transaction.
[10]	No transactions in 2012.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp

Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.

Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2010 2011 2012	888,764,276 562,439,149 447,340,588	[6]	888,764,276 562,439,149 447,340,588	[6]	N/A		N/A

Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.	2010 2011 2012	149,971,764 399,830,632 0	[7] [8]	149,971,764 0 0	[8] [8]	149,971,764 399,830,632 0	[7] [8]	149,971,764 399,830,632 0	[7] [8]

Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2010 2011 2012	835,435 1,391,107 0		236,540 205,904 0	[9] [9] [9]	474,132 1,095,601 0	[9] [9]	N/A

Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2010 2011 2012	10,459,692 14,875,149 10,741,767	[2] [2] [2]	1,658,404 7,085,880 4,042,532	[2] [2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]

Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York.	2010 2011 2012	9,670,558 9,850,648 12,095,533	[2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]

[6]	Net reinsurance income
[7]	Amounts loaned and repaid.
[8]	No loans outstanding at year end.
[9]	Value of transfer transactions.

Review and Approval of Intercompany Agreements

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit are subject to the Allstate Code of Ethics (“Code”). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

Independence Standards For Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has been determined that none of the directors are considered to be independent.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Lincoln Benefit does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit’s right to issue such Contracts under Nebraska insurance law, have been passed upon by Angela K. Fontana, General Counsel of Lincoln Benefit.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , inc. provides certain business process outsourcing services with respect to the Contracts. se 2 , inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2012, consisted of the following: Keane BPO, LLC (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                          SUPPLEMENT, DATED JULY 6, 2011,
                    TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                       ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of
New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

              Invesco V.I. Basic Value Fund--Series I
              Invesco V.I. Basic Value Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement, dated October 18, 2010,
                   to the Prospectus for your Variable Annuity
                                    Issued by

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Capital Appreciation Fund--Series I
                Invesco V.I. Capital Appreciation Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457-7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit
Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason
Variable Portfolios has approved the reorganization, on or about April 27, 2007
("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio -
Class II into the Legg Mason Partners Variable Fundamental Value Portfolio -
Class I, which will be added as an investment choice to your contract as of
April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract
Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II
Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable
Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value
Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg
Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the
Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The LBL Advantage Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The LBL Advantage Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

AIM V.I. Dent Demographics Trends Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Service Class 2 Seeks reasonable income.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

Oppenheimer International Growth Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Real Return Portfolio - Administrative Shares Seeks maximum real return, consistent with preservation of real capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities
(three years or longer.)

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth.
Current income is a secondary objective.

Rydex VT OTC Fund Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100
Index.

Rydex VT Sector Rotation Fund Seeks long-term capital appreciation.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder VIT EAFE Equity Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the MSCI EAFE Index which emphasizes stocks of companies in major markets in Europe, Australia, and the
Far East.

Scudder VIT Equity 500 Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, performance of the S&P 500 Index which emphasizes stocks of large U.S. companies.

Scudder VIT Small Cap Index Fund - Class B Seeks to replicate as closely as possible before deduction of expenses, the performance of the Russell 2000 Index which emphasizes stocks of small U.S. companies.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Real Estate Portfolio, Class II Seeks to provide above-average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account

THE LBL ADVANTAGE VARIABLE ANNUITY

Prospectus dated May 1, 2004

Lincoln Benefit Life Company ("LINCOLN BENEFIT" "WE", OR "US") is offering the
LBL Advantage Variable Annuity, a group and individual flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 40 "INVESTMENT ALTERNATIVES" The investment alternatives include 3 fixed account options ("FIXED ACCOUNT OPTIONS") and 37 variable subaccounts ("VARIABLE SUBACCOUNTS") of the Lincoln Benefit Life
Variable Annuity Account ("VARIABLE ACCOUNT"). Each Variable Subaccount invests exclusively in shares of the portfolios ("PORTFOLIOS") of the following underlying funds ("FUNDS"):

AIM VARIABLE INSURANCE FUNDS          PIMCO ADVISERS VIT
THE ALGER AMERICAN FUND               PIMCO VARIABLE INSURANCE TRUST
FIDELITY(R) VARIABLE INSURANCE        PUTNAM VARIABLE TRUST
 PRODUCTS                             THE RYDEX VARIABLE TRUST
JANUS ASPEN SERIES                    SALOMON BROTHERS VARIABLE SERIES FUNDS
LAZARD RETIREMENT SERIES, INC.         INC
MFS(R) VARIABLE INSURANCE TRUST(SM)   SCUDDER INVESTMENTS VIT FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
PANORAMA SERIES FUND, INC.            VAN KAMPEN LIFE INVESTMENT TRUST

Each Fund has multiple Portfolios. Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your representative for further information on the availability of Funds and/or
Portfolios. Your annuity application will list all available Portfolios.

Lincoln Benefit has filed a Statement of Additional Information, dated May 1,
2004, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 58 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

EFFECTIVE MAY 1, 2004, THIS CONTRACT IS NO LONGER BEING OFFERED FOR SALE.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
            DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT
            PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANYONE
IMPORTANT   WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

NOTICES     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
            RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
            EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR
            OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL
            REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
            RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
      Important Terms                                                          3
      The Contract At A Glance                                                 4
      How the Contract Works                                                   5
      Expense Table                                                            6
      Financial Information                                                    9
   CONTRACT FEATURES
      The Contract                                                            10
      Purchases                                                               11
      Contract Value                                                          12
      Investment Alternatives
         The Variable Subaccounts                                             14
         The Fixed Account Options                                            15
         Transfers                                                            18
      Expenses                                                                20
      Access To Your Money                                                    22
      Contract Loans for 403(b) Contracts                                     23
      Income Payments                                                         24

                                                                            PAGE
                                                                            ----
      Death Benefits                                                          27
      Other Information
      More Information:                                                       31
         Lincoln Benefit Life Company                                         31
         The Variable Account                                                 31
         The Portfolios                                                       32
         The Contract                                                         32
         Non-Qualified Annuities Held Within A Qualified Plan                 33
         Legal Matters                                                        33
      Taxes                                                                   34
      Annual Reports and Other Documents                                      40
APPENDIX A - ACCUMULATION UNIT VALUES                                         41
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLE                                  49
APPENDIX C - CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT            51
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        53

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             7
Accumulation Unit                                                             14
Accumulation Unit Value                                                       14
Anniversary Values                                                            33
Annuitant                                                                     12
Automatic Additions Program                                                   13
Automatic Portfolio Rebalancing Program                                       23
Beneficiary                                                                   12
Cancellation Period                                                           14
Contingent Beneficiary                                                        12
*Contract                                                                     12
Contract Anniversary                                                           6
Contract Owner ("You")                                                        12
Contract Value                                                                 6
Contract Year                                                                  4
Death Benefit Anniversary                                                     31
Dollar Cost Averaging Program                                                 23
Due Proof of Death                                                            31
Enhanced Earnings Death Benefit Rider                                         32
Enhanced Death Benefit Rider                                                  32
Fixed Account Options                                                         19
Free Withdrawal Amount                                                        24
Funds                                                                          1
Guarantee Periods                                                             20
Guaranteed Income Benefit                                                     29

                                                                            PAGE
                                                                            ----
Guaranteed Maturity Fixed Account                                             19
Income Base                                                                   30
Income Benefit Rider                                                          29
Income Plan                                                                   28
In-Force Premium                                                              33
Investment Alternatives                                                       16
Issue Date                                                                     7
Lincoln Benefit ("We" or "Us")                                                 1
Loan Account                                                                  27
Market Value Adjustment                                                       21
Payout Phase                                                                   7
Payout Start Date                                                             28
Portfolios                                                                    36
Primary Beneficiary                                                           12
Rider Date                                                                    32
SEC                                                                            1
Settlement Value                                                              31
Systematic Withdrawal Program                                                 26
Tax Qualified Contracts                                                       41
Valuation Date                                                                14
Variable Account                                                              35
Variable Subaccount                                                           16

*    In certain states the Contract is available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group
     Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $10,000. You can add to your Contract as often
                                 and as much as you like, but each payment must
                                 be at least $100 unless you enroll in an
                                 automatic payment plan, in which case each
                                 payment must be at least $50.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 20 days of
                                 receipt or any longer period as your state may
                                 require ("CANCELLATION PERIOD"). Upon
                                 cancellation, we will return your purchase
                                 payments adjusted, to the extent federal or
                                 state law permits, to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account. If your Contract is qualified
                                 under Section 408 of the Internal Revenue Code,
                                 we will refund the greater of any purchase
                                 payments or the Contract Value.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .   Total Variable Account annual fees equal to
                                     1.35% of average daily net assets (1.60% if
                                     you select the ENHANCED DEATH BENEFIT
                                     RIDER, 1.55% if you elect the INCOME
                                     BENEFIT RIDER, and 1.80% if you select both
                                     the Enhanced Death Benefit and the Income
                                     Benefit Riders).

                                 .   If you select the ENHANCED EARNINGS DEATH
                                     BENEFIT RIDER, you would pay an additional
                                     annual fee of up to 0.35% of average daily
                                     net assets (depending on the oldest
                                     Contract owner's age on the date we issue
                                     the Rider). For more information about
                                     Variable Account expenses, see "EXPENSES"
                                     below.

                                 .   Withdrawal charges ranging from 0% to 8% of
                                     purchase payment withdrawn (with certain
                                     exceptions)

                                 .   Transfer fee of up to 0.50% of the transfer
                                     amount, but not less than $25, after 12th
                                     transfer in any CONTRACT YEAR (fee
                                     currently waived)

                                 .   State premium tax (if your state imposes
                                     one). In addition, each Portfolio pays
                                     expenses that you will bear indirectly if
                                     you invest in a Variable Subaccount.
--------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 40 Investment Alternatives
ALTERNATIVES                     including:

                                 .   3 Fixed Account Options (which credit
                                     interest at rates we guarantee)

                                 .   37 Variable Subaccounts investing in
                                     Portfolios offering professional money
                                     management by these investment advisers:

                                     .   A I M Advisors, Inc.

                                     .   Deutsche Asset Management Inc.

                                     .   Fred Alger Management, Inc.

                                     .   Fidelity Management & Research Company

                                     .   Janus Capital Management LLC

                                     .   Lazard Asset Management LLC

                                     .   MFS(TM) Investment Management

                                     .   OpCap Advisors LLC

                                     .   OppenheimerFunds, Inc.

                                     .   Pacific Investment Management Company
                                         LLC

                                     .   Putnam Investment Management, LLC

                                     .   Rydex Investments

                                     .   Salomon Brothers Asset Management Inc

                                     .   Van Kampen*

                                     .   Van Kampen Asset Management

                                 To find out current rates being paid on the
                                 fixed account options or how the Variable
                                 Subaccounts have performed, call us at
                                 1-800-865-5237.

                                 *   Morgan Stanley Invesement Management Inc.,
                                     the adviser to the UIF Portfolios, does
                                     business in certain instances as Van
                                     Kampen.
--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .   AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 .   AUTOMATIC ADDITIONS PROGRAM

                                 .   DOLLAR COST AVERAGING PROGRAM

                                 .   SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .   life income with guaranteed payments

                                 .   a "joint and survivor" life income with
                                     guaranteed payments

                                 .   guaranteed payments for a specified period
                                     (5 to 30 years)

                                 We offer an optional Income Benefit Rider.
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the ANNUITANT (if the Contract Owner
                                 is a non-living person) die before the PAYOUT
                                 START DATE, we will pay the death benefit
                                 described in the Contract. We offer an Enhanced
                                 Death Benefit Rider and Enhanced Earnings Death
                                 Benefit Rider. The Enhanced Earnings Death
                                 Benefit Rider is not available for purchase
                                 with any IRA at this time.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. We do not currently impose a fee
                                 upon transfers. However, we reserve the right
                                 to charge up to 0.50% of the transfer amount,
                                 but not less than $25 per transfer after the
                                 12th transfer in each "Contract Year", which we
                                 measure from the date we issue your Contract or
                                 a Contract anniversary ("CONTRACT
                                 ANNIVERSARY"), which is the anniversary of your
                                 Contract's Issue Date.
--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time prior to the Payout Start
                                 Date. In general, you must withdraw at least
                                 $50 at a time. Full or partial withdrawals are
                                 available under limited circumstances on or
                                 after the Payout Start Date. Withdrawals of
                                 earnings are taxed as ordinary income and, if
                                 taken prior to age 59 1/2, may be subject to an
                                 additional 10% federal tax penalty. A
                                 withdrawal charge and a MARKET VALUE ADJUSTMENT
                                 also may apply.

                                  4 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
The income on qualified plan and IRA investments is tax deferred and variable annuities held by such plans do not receive any additional tax deferral. See
"TAX QUALIFIED CONTRACTS" on page 41. You do this during what we call the
"ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Subaccounts and/or Fixed Account Options. If
you invest in any of the three Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable
Subaccounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 28. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Subaccounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
--------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
SEE"The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-865-5237 if you have any questions about how the
Contract works.

                                  5 PROSPECTUS

EXPENSE TABLE

THE FOLLOWING TABLES LIST THE EXPENSES AND FEES THAT YOU WILL BEAR DIRECTLY OR
INDIRECTLY WHEN YOU BUY, OWN, OR SURRENDER A CONTRACT. THE FIRST TABLE DESCRIBES
THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN PORTFOLIOS. THE TABLES
AND THE EXAMPLES THAT FOLLOW DO NOT REFLECT PREMIUM TAXES THAT MAY BE IMPOSED BY
THE STATE WHERE YOU RESIDE. FOR MORE INFORMATION ABOUT VARIABLE ACCOUNT
EXPENSES, SEE "EXPENSES," BELOW. FOR MORE INFORMATION ABOUT PORTFOLIO EXPENSES,
PLEASE REFER TO THE ACCOMPANYING PROSPECTUSES FOR THE FUNDS.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

                     Number of Complete Years Since We Received the Purchase Payment Being Withdrawn:
--------------------------------------------------------------------------------------------------------
Contract:            0         1         2         3         4         5         6         7        8+
Applicable Charge:   8%        7%        7%        6%        6%        5%        4%        3%       0%

All Contracts:
--------------------------------------------------------------------------------------------------------
Transfer Fee                              up to 0.50% of the amount transferred**

*    Each Contract Year, you may withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments (as defined in "Withdrawal
     Charge" below) without incurring a withdrawal charge. You may withdraw any
     Purchase Payment made more than 8 years before the withdrawal, which have not been previously withdrawn, without paying the charge.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently waiving the transfer fee.

THE TABLE BELOW DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUBACCOUNT)

                          Mortality and Expense Risk    Administrative   Total Variable Account
                                   Charge              Expense Charge*      Annual Expense
-----------------------------------------------------------------------------------------------
Without the Enhanced
Death Benefit or Income              1.25%                  0.10%                 1.35%
Benefit Riders
-----------------------------------------------------------------------------------------------
With the Enhanced Death              1.50%                  0.10%                 1.60%
Benefit Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit              1.45%                  0.10%                 1.55%
Rider
-----------------------------------------------------------------------------------------------
With the Income Benefit
and Enhanced Death                   1.70%                  0.10%                 1.80%
Benefit Riders
-----------------------------------------------------------------------------------------------

If you elect the Enhanced Earnings Death Benefit Rider, your Total Variable
Account Annual Expenses will be increased, based on the oldest Contract Owner's age on the date we issue the Rider, as follows:

 Age    Annual Charge
---------------------
0-55        0.15%
---------------------
56-65       0.25%
---------------------
66-75       0.35%
---------------------

THE TABLE BELOW SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED
BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE
CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE
AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP
THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN
THIS TABLE DOES NOT SHOW THE EFFECT

                                  6 PROSPECTUS

OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH
PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                    TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
----------------------------------------------------------------------------
                                                           Minimum   Maximum
----------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses/(1)/ (expenses
that are deducted from Portfolio assets, including any
management fees, distribution and/or
service (12b-1) fees, and other expenses)                   0.50%     4.31%
----------------------------------------------------------------------------

(1)  EXPENSES ARE SHOWN AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS,
     BEFORE ANY WAIVER OR REIMBURSEMENT, AS OF DECEMBER 31, 2003.

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Income Benefit, Enhanced Death Benefit, and Enhanced Earnings
     Death Benefit Riders (assuming Contract Owner is age 66-75 on rider issue date and with total Variable Account expenses of 2.15%.)

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the Example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the Example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,257    $2,464    $3,629    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  867    $1,343    $1,846    $3,012
----------------------------------------------------------------------------------------

                                  7 PROSPECTUS

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $662     $1,954    $3,204    $6,157
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $272     $  833    $1,421    $3,012
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE INCOME BENEFIT AND ENHANCED DEATH
BENEFIT RIDERS (TOTAL VARIABLE ACCOUNT EXPENSES OF 2.15%).IF THESE RIDERS WERE
NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.

The Examples reflect the Free Withdrawal Amounts, if applicable.

                                   8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Subaccounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT".
Each Variable Subaccount has a separate value for its Accumulation Units which we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Because we deduct Rider charges directly from the Variable Subaccounts, we calculate separate Accumulation Unit Values for the base Contract and for
Contracts issued with various combinations of optional Riders.

Accumulation Unit Values for the lowest and highest charges available are shown in Appendix A to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of charges. Please contact us to obtain a copy of the Statement of Additional
Information.

To obtain a fuller picture of each Variable Subaccount's finances, please refer to the Variable Account's financial statements contained in the Statement of
Additional Information. The financial statements of Lincoln Benefit also appear in the Statement of Additional Information.

                                   9 PROSPECTUS

THE CONTRACT

CONTRACT OWNER

The LBL Advantage Variable Annuity is a contract between you, the Contract
Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract.
That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death
Benefits section. The maximum age of the oldest Contract Owner and Annuitant cannot exceed 90 as of the date we receive the completed application.

You may change the Contract Owner at any time. We will provide a change of ownership form to be signed by you and filed with us. After we accept the form, the change of ownership will be effective as of the date you signed the form.
Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent ownership information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.
Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. The Income
Benefit Rider terminates upon changes of the Annuitant. The Enhanced Earnings
Death Benefit Rider terminates upon changes of the Owner or, if the Owner is a non-living person, the Annuitant.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. Qualified plans may limit or modify your rights and privileges under the Contract. Variable Annuities held by Qualified Plans do not receive any additional tax deferral.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. You may change the Annuitant at any time prior to the Payout Start Date (only if the
Contract Owner is a living person). Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

If the Contract is a non-qualified Contract, you may designate a joint
Annuitant, who is a second person on whose life income payments depend. We permit joint Annuitants only during the Payout Phase. If the sole surviving
Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

(i)  the youngest Contract Owner; otherwise,

(ii) the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner subject to the Death of Owner provision if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the PRIMARY
BENEFICIARY, or if none surviving, the CONTINGENT BENEFICIARY, will receive any guaranteed income payments scheduled to continue.

You may name one or more primary Beneficiaries when you apply for a Contract.
The primary Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner if the sole surviving Contract Owner dies before the Payout Start Date. You may also name one or more Contingent
Beneficiaries who will receive any Death Benefit or Guaranteed Income Benefit if no Beneficiary survives the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of
Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable

                                  10 PROSPECTUS

as to any payment or settlement made prior to receiving the written notice.
Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each change is subject to any payment made by us or any other action we take before we accept the change.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies)
for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaires will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written requst, the change or restriction wll take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

If you did not name a Beneficiary or, unless otherwise provided in the
Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Beneficiaries or Contingent Beneficiaries, the new
Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If one or more Beneficiaries survive you (or survives the Annuitant, if the
Contract Owner is not a living person), we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions.
If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

We will honor an assignment of an interest in a Contract as collateral or security for a loan. No Beneficiary may assign benefits under the Contract until they are payable to the Beneficiary. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of Qualified Plans and other types of retirement plans and the terms of such plans may themselves contain restrictions on assignments.
An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT AN
ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $10,000. All subsequent purchase payments must be $100 or more unless part of an automatic additions program.
Each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost
Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for a Guarantee Period that are lower than $500, such amounts will be allocated to the PIMCO Money Market Portfolio. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. The most we will accept without our prior approval is $1,000,000. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of $50 or more by automatically transferring money from your bank account. Consult your representative for more detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on

                                  11 PROSPECTUS

your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business, except for certain days immediately preceding or following certain national holidays when the New York Stock Exchange is open for business. Each day that the New York Stock Exchange is open for business is referred to as a VALUATION DATE. We determine the number of Accumulation Units for each Variable Subaccount to allocate to your contract by dividing that portion of your Purchase Payment allocated to a Variable Subaccount by that
Variable Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs. Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next
Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 20 day period after you receive the Contract, or a longer period should your state require it. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

In states where we are required to refund purchase payments, we reserve the right during the Cancellation Period to invest any purchase payments you allocated to a Variable Subaccount to the Money Market Variable Subaccount
available under the Contract. We will notify you if we do so. At the end of the
Cancellation Period, we will allocate the amount in the Money Market Variable
Subaccount to the Variable Subaccount as you originally designated.

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Subaccounts you have selected, plus the value of your investment in the Fixed Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Subaccount to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Subaccount by (ii) the Accumulation
Unit Value of that Variable Subaccount next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Subaccount when the Accumulation Unit Value for the
Subaccount is $10, we would credit 1,000 Accumulation Units of that Variable
Subaccount to your Contract. Withdrawals and transfers from a Variable
Subaccount would, of course, reduce the number of Accumulation Units of that
Subaccount allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Subaccount will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Subaccount invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate

                                  12 PROSPECTUS

Accumulation Unit Value, please refer to the Statement of Additional
Information.

We determine a separate Accumulation Unit Value for each Variable Subaccount on each Valuation Date. We also determine a separate set of Accumulation Unit
Values reflecting the cost of the Enhanced Death Benefit Rider, the Income
Benefit Rider, the Enhanced Death Benefit Rider with the Income Benefit Rider, and the Enhanced Earnings Death Benefit Rider.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUBACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUBACCOUNTS

You may allocate your purchase payments to up to 37 Variable Subaccounts. Each
Variable Subaccount invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Subaccounts.

PORTFOLIO                 PORTFOLIO OBJECTIVE              INVESTMENT ADVISOR
--------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS (8)
--------------------------------------------------------------------------------
AIM V.I. Basic Value      Long-term growth of capital      A I M ADVISORS, INC.
 Fund - Series I (1)
--------------------------------------------------------
AIM V.I. Dent             Long-term growth of capital
 Demographic Trends
 Fund - Series I
--------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
--------------------------------------------------------------------------------
Alger American Growth     Long-term capital                FRED ALGER
 Portfolio - Class S       appreciation                     MANAGEMENT, INC.
--------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
--------------------------------------------------------------------------------
Fidelity VIP              Reasonable income                FIDELITY MANAGEMENT &
 Equity-Income                                              RESEARCH COMPANY
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Growth       Capital appreciation
 Portfolio - Service
 Class 2
--------------------------------------------------------
Fidelity VIP Investment   As high a level of current
 Grade Bond Portfolio -    income as is consistent
 Service Class 2           with the preservation of
                           capital
--------------------------------------------------------
Fidelity VIP Overseas     Long-term growth of capital.
 Portfolio - Service
 Class 2
--------------------------------------------------------------------------------
JANUS ASPEN SERIES
--------------------------------------------------------------------------------
Janus Aspen Series        Long-term growth of capital      JANUS CAPITAL
 Capital Appreciation                                       MANAGEMENT LLC
 Portfolio:
 Institutional Shares
 (2)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (3)
--------------------------------------------------------
Janus Aspen Series        Long-term growth of capital
 Worldwide Growth          in a manner consistent with
 Portfolio: Service        the preservation of
 Shares                    capital.
--------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC.
--------------------------------------------------------------------------------
Lazard Emerging Markets   Long-term capital                LAZARD ASSET
 Portfolio                 appreciation                     MANAGEMENT LLC
--------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
--------------------------------------------------------------------------------
MFS New Discovery         Capital appreciation             MFS(TM) INVESTMENT
 Series - Service Class                                     MANAGEMENT
--------------------------------------------------------
MFS Utilities Series -    Capital growth and current
 Service Class             income
--------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
--------------------------------------------------------------------------------
Oppenheimer Main Street   Capital appreciation             OPPENHEIMERFUNDS,
 Small Cap Fund/VA -                                        INC.
 Service Shares
--------------------------------------------------------------------------------
PANORAMA SERIES FUND, INC.
--------------------------------------------------------------------------------
Oppenheimer               Capital appreciation             OPPENHEIMERFUNDS,
 International Growth                                       INC.
 Fund/VA - Service
 Shares
--------------------------------------------------------------------------------
PIMCO ADVISERS VIT
--------------------------------------------------------------------------------
PAVIT OpCap Balanced      Growth of capital and            OPCAP ADVISORS LLC
 Portfolio (1)             investment income
--------------------------------------------------------
PAVIT PEA Science and     Capital appreciation
 Technology Portfolio
--------------------------------------------------------
PAVIT OpCap Small Cap     Capital appreciation
 Portfolio
--------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------------
PIMCO Foreign Bond        To maximize total return,        PACIFIC INVESTMENT
 Portfolio (U.S.           consistent with                  MANAGEMENT COMPANY
 Dollar-Hedged) -          preservation of capital and      LLC
 Administrative Shares     prudent investment
                           management
--------------------------------------------------------
PIMCO Money Market        To obtain maximum current
 Portfolio -               income consistent with
 Administrative Shares     preservation of capital and
                           daily liquidity.
--------------------------------------------------------
PIMCO Real Return         Seeks maximum real return,
 Portfolio -               consistent with
 Administrative Shares     preservation of real
                           capital and prudent
                           investment management.
--------------------------------------------------------
PIMCO Total Return        To maximize total return,
 Portfolio -               consistent with
 Administrative Shares     preservation of capital and
                           prudent investment
                           management.
--------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
--------------------------------------------------------------------------------
Putnam VT High Yield      High current income. Capital     PUTNAM INVESTMENT
 Fund - Class IB           growth is a secondary goal       MANAGEMENT, LLC
                           when consistent with
                           achieving high current
                           income. The fund seeks its
                           goal by investing at least
                           80% in U.S. corporate rated
                           below investment grade
                           (junk bonds) and that have
                           intermediate to long-term
                           maturities (three years or
                           longer.)
--------------------------------------------------------
Putnam VT International   Capital growth. Current
 Growth and Income Fund    income is a secondary
 - Class IB                objective.
--------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
--------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that          RYDEX INVESTMENTS
                           correspond to a benchmark
                           for over-the-counter
                           securities. The Portfolio's
                           current benchmark is the
                           NASDAQ 100 Index.
--------------------------------------------------------
Rydex VT Sector           Long-term capital
 Rotation Fund             appraciation.
--------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
--------------------------------------------------------------------------------
Salomon Brothers          Capital appreciation             SALOMON BROTHERS
 Variable All Cap Fund                                      ASSET MANAGEMENT INC
 - Class I (formerly
 Capital Fund) Class I
--------------------------------------------------------
Salomon Brothers          Long-term growth of capital
 Variable Investors        with current income as a
 Fund - Class I (1)        secondary objective
--------------------------------------------------------------------------------
SCUDDER INVESTMENTS VIT FUNDS
--------------------------------------------------------------------------------
Scudder VIT EAFE Equity   To replicate as closely as       DEUTSCHE ASSET
 Index Fund - Class B      possible before deduction        MANAGEMENT, INC.
                           of expenses, performance of
                           the MSCI EAFE Index which
                           emphasizes stocks of companies
                           in major markets in Europe,
                           Australia, and the Far East.
--------------------------------------------------------
Scudder VIT Equity 500    To replicate as closely as
 Index Fund - Class B      possible before deduction of
                           expenses, performance of
                           the S&P 500 Index which
                           emphasizes stocks of large
                           U.S. companies.
--------------------------------------------------------
Scudder VIT Small Cap     To replicate as closely as
 Index Fund - Class B      possible before deduction
                           of expenses, the
                           performance of the Russell
                           2000 Index which emphasizes
                           stocks of small U.S.
                           companies.
--------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
--------------------------------------------------------------------------------
Van Kampen UIF            Seeks long-term capital          VAN KAMPEN (6)
 Equity Growth             appreciation by investing
 Portfolio, Class I (4)    primarily in
                           growth-oriented equity
                           securities of large
                           capitalization companies.
--------------------------------------------------------
Van Kampen UIF            Above-average total return
 High Yield Portfolio,     over a market cycle of
 Class I                   three to five years by
                           investing primarily in high
                           yield securities (commonly
                           referred to as "junk
                           bonds").
--------------------------------------------------------
Van Kampen UIF            Seeks above-average total
 U.S. Mid Cap Value        return over a market cycle
 Portfolio, Class I (5)    of three to five years by
                           investing in common stocks
                           and other equity
                           securities.
--------------------------------------------------------
Van Kampen UIF            Seeks to provide
 U.S. Real Estate          above-average current
 Portfolio, Class II       income and long-term
                           capital appreciation by
                           investing primarily in
                           equity securities of
                           com[panies in the U.S. real
                           estate industry, including
                           real estate investment
                           trusts.
--------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
--------------------------------------------------------------------------------
Van Kampen LIT            Capital Growth                   VAN KAMPEN ASSET
 Aggressive Growth                                          MANAGEMENT
 Portfolio, Class II (7)
--------------------------------------------------------
Van Kampen LIT            Long-term growth of capital
 Growth & Income           and income
 Portfolio, Class II
--------------------------------------------------------------------------------

(1)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively.

(2)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(3)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(4)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I.

(5)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

(6)  Morgan Stanley Investment Management Inc., the investment adviser to the
     UIF Portfolios, does business in certain instances as Van Kampen.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio,
     Class II.

(8)  A Fund's objective may be changed by the Fund's Board of Trustees without shareholder approval.

SOME OF THE PORTFOLIOS HAVE NAMES SIMILAR TO RETAIL MUTUAL FUNDS. HOWEVER, THE
PORTFOLIOS MAY BE MANAGED BY A DIFFERENT PORTFOLIO MANAGER. MOREOVER, THE
PORTFOLIOS ARE LIKELY TO DIFFER FROM RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW,
AND TAX MATTERS. ACCORDINGLY, A PORTFOLIO'S SECURITY HOLDINGS MAY DIFFER FROM
THOSE OF A SIMILARLY NAMED RETAIL MUTUAL FUND, AND INVESTMENT RESULTS OF A
PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF
SIMILARLY NAMED RETAIL MUTUAL FUNDS.

                                  14 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed
Account. You may choose from among 3 Fixed Account Options, including 2 dollar cost averaging options and the option to invest in one or more GUARANTEE PERIODS included in the GUARANTEED MATURITY FIXED ACCOUNT. We may offer additional Fixed
Account options in the future. We will credit a minimum annual interest rate of
3% to money you allocate to any of the Dollar Cost Averaging Fixed Account
Options. The Fixed Account Options may not be available in all states. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account. Loan
Payments may not be allocated to the Fixed Account(s).

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may establish a Short
Term Dollar Cost Averaging Program by allocating purchase payments to THE SHORT
TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION ("SHORT TERM DCA FIXED ACCOUNT
OPTION"). Each purchase payment allocated to the Short Term DCA Fixed Account
Option must be at least $1,200. We will credit interest to purchase payments you allocate to this Option for up to six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Short
Term DCA Fixed Account Option. However, you may not choose less than 3 or more than 6 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 6 months. If you discontinue the Dollar Cost Averaging Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount. No transfers are permitted into the Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may
establish an Extended Short Term Dollar Cost Averaging Program by allocating purchase payments to THE EXTENDED SHORT TERM DOLLAR COST AVERAGING FIXED ACCOUNT
OPTION ("EXTENDED SHORT TERM DCA FIXED ACCOUNT OPTION"). Each purchase payment allocated to the Extended Short Term DCA Fixed Account Option must be at least
$1,200. We will credit interest to purchase payments you allocate to this Option for up to twelve months at the current rate in effect at the time of allocation.
We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the
Extended Short Term DCA Fixed Account Option. However, you may not choose less than 7 or more than 12 equal monthly installments. Further, you must transfer each purchase payment and all its earnings out of this Option by means of dollar cost averaging within 12 months. If you discontinue the Dollar Cost Averaging
Program before the end of the transfer period, we will transfer the remaining balance in this Option to the Money Market Variable Subaccount unless you request a different investment alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Subaccount.
No transfers are permitted into the Extended Short Term DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the date of payment, we will transfer the payment plus associated interest to the Money Market Variable Subaccount in equal monthly installments.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Short Term DCA
Fixed Account Option and the Extended Short Term DCA Fixed Account Option. That
is because we guarantee the current rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. We determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Short Term DCA Fixed Account Option and the Extended
Short Term DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at
1-800-865-5237.

                                  15 PROSPECTUS

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3,
5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s).

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to this Option.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee
Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your representative or Lincoln Benefit at
1-800-865-5237.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guaranteed Period would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........................   $10,000
Guarantee Period.........................   5 years
Annual Interest Rate.....................      4.50%

                                     END OF CONTRACT YEAR
                                 YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                               ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value................         $10,000.00
 x (1 + Annual Interest Rate)       1.045
                               ----------
                               $10,450.00
Contract Value at end
 of Contract Year.....                     $10,450.00
 x (1 + Annual Interest Rate)                   1.045
                                           ----------
                                           $10,920.25
Contract Value at end
 of Contract Year.....                                 $10,920.25
 x (1 + Annual Interest Rate)                               1.045
                                                       ----------
                                                       $11,411.66
Contract Value at end
 of Contract Year.....                                             $11,411.66
 x (1 + Annual Interest Rate)                                           1.045
                                                                   ----------
                                                                   $11,925.19
Contract Value at end
 of Contract Year.....                                                         $11,925.19
 x (1 + Annual Interest Rate)                                                       1.045
                                                                               ----------
                                                                               $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000.00)

This example assumes no withdrawals during the entire 5-year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given
Guarantee Period may be more or less than shown above.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

                                  16 PROSPECTUS

1.   Take no action. We will automatically apply your money to a new Guarantee
     Period of the same length as the expiring Guarantee Period. The new
     Guarantee Period will begin on the day the previous Guarantee Period ends.
     The new interest rate will be our current declared rate for a Guarantee
     Period of that length; or

2.   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3.   Instruct us to transfer all or a portion of your money to one or more
     Variable Subaccounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4.   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and income tax withholding, if applicable. We will pay interest from the day the Guarantee Period expired until the date of withdrawal. The interest will be the rate for the shortest Guarantee Period then being offered.
     Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals and transfers from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment
also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We also will not apply a Market Value Adjustment to a withdrawal you make:

..    that qualifies for one of the waivers as described on pages 25,

..    to satisfy the IRS minimum distribution rules for the Contract, or

..    a single withdrawal made by a surviving spouse made within one year after continuing the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the TREASURY RATE for a maturity equal to the Guarantee Period at its inception to the Treasury Rate for a maturity equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant
Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal from a
Guaranteed Period to an amount that is less than the purchase payment applied to that period plus interest earned under the Contract.

Generally, if the original Treasury Rate at the time you allocate money to a
Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred or applied to an Income
Plan. Conversely, if the Treasury Rate at the time you allocate money to a
Guarantee Period is lower than the applicable Treasury Rate for a period equal to the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  17 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to either the Short
Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost
Averaging Fixed Account Options. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a charge of.50% of the transfer amount but not less than $25, on each transfer in excess of 12 per
Contract Year. All transfers to or from more than one Portfolio on any given day counts as one transfer.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. The Contract permits us to defer transfers from the Fixed
Account for up to six months from the date we receive your request. If we decide to postpone transfers for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30-day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Subaccounts so as to change the relative weighting of the Variable Subaccounts on which your variable income payments will be based. You may make up to 12 transfers per
Contract Year. You may not convert any portion of your fixed income payments into variable income payments. After 6 months from the Payout Start Date, you may make transfers from the Variable Subaccounts to increase the proportion of your income payments consisting of fixed income payments.

TELEPHONE TRANSFERS

You may make transfers by telephone. To give a third party authorization, you must first send us a completed authorization form. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. Calls completed before
3:00 p.m. will be effected on that day at that day's price. Calls completed after 3:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any
Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading
Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Subaccounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

                                  18 PROSPECTUS

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

DOLLAR COST AVERAGING PROGRAM

Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount every month from any Variable Subaccount, the Short Term
Dollar Cost Averaging Fixed Account, or the Extended Short Term Dollar Cost
Averaging Fixed Account, to any of the other Variable Subaccounts or the
Guarantee Periods. You may not use the Dollar Cost Averaging Program to transfer amounts from the Guarantee Periods. This program is available only during the
Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of Dollar Cost Averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. You may not use Dollar Cost Averaging and Portfolio
Rebalancing at the same time. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Subaccounts, the performance of each Subaccount may cause a shift in the percentage you allocated to each Subaccount. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Subaccount and return it to the desired percentage allocations. We will not include money you allocate to the Fixed Account Options in the Automatic Portfolio Rebalancing
Program.

We will rebalance your account monthly, quarterly, semi-annually, or annually, depending on your instructions. We will transfer amounts among the Variable
Subaccounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Subaccounts. You want 40% to be in the Fidelity Growth Portfolio Variable
Subaccount and 60% to be in the OpCap Balanced portfolio Variable Subaccount.
Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Fidelity Growth Portfolio
Variable Subaccount now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter, we would sell some of your units in the Fidelity Growth
Portfolio Variable Subaccount and use the money to buy more units in the OpCap
Balanced portfolio Variable Subaccount so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. A one-time request to rebalance the amounts allocated to the
Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the
Accumulation Phase. We will automatically terminate this program if you request any transfer outside the Automatic Portfolio Rebalancing Program. Portfolio
rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments. You may not use Dollar Cost
Averaging and Portfolio Rebalancing at the same time.

                                  19 PROSPECTUS

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.25%
of the average daily net assets you have invested in the Variable Subaccounts
(1.50% if you select the Enhanced Death Benefit Rider; 1.45% if you select the
Income Benefit Rider; and 1.70% if you select both the Enhanced Death Benefit
Rider and the Income Benefit Rider), and an additional charge ranging from 0.15%
to 0.35% for the Enhanced Earnings Death Benefit described below.

The mortality and expense risk charge is for the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the Enhanced Death Benefit Rider, the Income Benefit Rider and the Enhanced
Earnings Death Benefit Rider compensate us for the additional risk that we accept by providing these Riders.

We guarantee that we will not raise the mortality and expense risk charge. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase. After the Payout Start Date, mortality and expense risk charges for the Enhanced Death Benefit, the Income Benefit, and the Enhanced
Earnings Death Benefit will cease.

ENHANCED EARNINGS DEATH BENEFIT RIDER CHARGE

If you elect the Enhanced Earnings Death Benefit Rider, we will increase the
Mortality and Expense charge during the Accumulation Phase by the annual rates shown below based on the oldest Contract Owner's age on the Rider Date.

 AGE    ANNUAL CHARGE
-----   ------------
 0-55       0.15%
56-65       0.25%
66-75
            0.35%

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Subaccounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge up to 0.50% of the transfer amount, but not less than $25, per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 8% of the purchase payment(s) you withdraw. The charge declines to 0% over an 8 year period that begins on the day we receive your payment. A schedule showing how the charge declines is shown on page 8. Beginning on January 1, 2004, if you make a withdrawal before the Payout
Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge penalty in effect on the following day, whichever is lower. Any Purchase Payments older than 8 years old, which have not been previously withdrawn, may be withdrawn without paying the withdrawal charge. During each Contract year, you can also withdraw the greater of earnings not previously withdrawn or 15% of your New Purchase Payments without paying the charge. New Purchase Payments are Purchase Payments received by us less than 8 years prior to withdrawal. Unused portions of this "FREE
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years. We will deduct withdrawal charges, if applicable, from the amount paid.

For purposes of calculating the withdrawal charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - The amount of Contract Value in excess of all purchase payments that have not previously been withdrawn;

SECOND. Old Purchase Payments - Purchase payments received by us more than eight years prior to the date of withdrawal which have not been previously withdrawn;

THIRD. New Purchase Payments that are not subject to a withdrawal charge; and

FOURTH. New Purchase Payments that are subject to a withdrawal charge.

For federal income tax purposes, withdrawals are considered to have come first from earnings, which means you pay taxes on the earnings portion of your withdrawal. Free withdrawal amounts are not cumulative.

                                  20 PROSPECTUS

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you terminate income payments to be received for a specified period);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals that qualify for one of the waivers as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals also may be subject to tax penalties or income tax and a Market
Value Adjustment. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER.We will waive the withdrawal charge and any Market Value
Adjustment on all withdrawals taken prior to the Payout Start Date under your
Contract if the following conditions are satisfied:

1.   You or the Annuitant, if the Contract Owner is not a living person, are confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2.   You request the withdrawal and provide written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3.   A physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, the Annuitant, or a member of your or the
Annuitant's immediate family, is the physician prescribing your or the
Annuitant's stay in a long term care facility.

TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge and any Market
Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1.   you or the Annuitant (if the Contract Owner is not a living person) are first diagnosed with a terminal illness at least 30 days after the Issue
     Date; and

2.   you claim this benefit and deliver adequate proof of diagnosis to us.

UNEMPLOYMENT WAIVER. We will waive the withdrawal charge and any Market Value
Adjustment on one partial or a full withdrawal taken prior to the Payout Start
Date under your Contract, if you meet the following requirements:

1.   you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date;

2.   you or the Annuitant, if the Contract Owner is not a living person, receive unemployment compensation as defined in the Contract for at least 30 days as a result of that unemployment; and

3.   you or the Annuitant, if the Contract Owner is not a living person, claim this benefit within 180 days of your or the Annuitant's initial receipt of unemployment compensation.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge or a Market Value Adjustment because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the
Contract is issued, others are due when income payments begin or upon surrender.
Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.
At our discretion, we may discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account.
We will deduct for any taxes we incur as a result of the operation of the
Variable Account, whether or not we previously made a provision for taxes and whether or not

                                  21 PROSPECTUS

it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Subaccounts. These fees and expenses are described in the accompanying prospectuses for the Funds. For a summary of current estimates of those charges and expenses, see page 9. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with the administrative services we provide to the Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date.

The amount payable upon withdrawal is the Contract Value (or portion thereof)
next computed after we receive the request for a withdrawal at our home office, adjusted by any Market Value Adjustment less any withdrawal charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable
Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options.
To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the Variable Subaccounts according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire investment in a Variable
Subaccount.

If you request a total withdrawal, we may require you to return your Contract to
us. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months (or shorter period if required by law). If we delay payment for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

If your Contract is a non-qualified contract or IRA, you may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. Systematic withdrawals will be deducted from the
Variable Subaccounts and Fixed Account balances, excluding the Dollar Cost
Averaging Fixed Account Options, on a pro rata basis. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost
Averaging Program or Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the value of the Variable Subaccounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. For income tax purposes, withdrawals are generally made from earnings first. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic
Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce your Contract Value to less than $2,000, we may treat it as a request to withdraw your entire Contract
Value. Your Contract will terminate if you withdraw all of your Contract Value.
We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $2,000, we will inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract Value to the contractual minimum of $2,000. If we terminate your Contract, we will distribute to you its
Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  22 PROSPECTUS

CONTRACT LOANS FOR 403(B) CONTRACTS

Subject to the restrictions described below, we will make loans to the Contract
Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA
Plan") under Section 403(b) of the Internal Revenue Code. Such loans are not available in Vermont. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout
Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Internal Revenue Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or half of the amount available for full withdrawal.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Payout Start Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Internal Revenue Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the LOAN ACCOUNT as
collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Subaccounts or Fixed Account as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from the
Variable Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Options.

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Subaccounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the
Loan Account will equal the desired loan amount. We will charge a Withdrawal
Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)  the Death Proceeds;

(2)  full withdrawal proceeds;

(3)  the amount available for partial withdrawal;

(4)  the amount applied on the Payout Start Date to provide income payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed
Account and Dollar Cost Averaging Fixed Account Option). If your Purchase
Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market
Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in

                                  23 PROSPECTUS

payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.

If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your
Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

INCOME PAYMENTS

PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be:

..    at least 30 days after the Issue Date; and

..    no later than the day the Annuitant reaches age 90, or the 10th Contract
     Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Subaccount assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).

                                  24 PROSPECTUS

In that case you may terminate all or part of the income payments at any time and withdraw their value, subject to withdrawal charges. For Variable Amount
Income Payments, the value you may withdraw is equal to the present value of the
Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the value you may withdraw is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your withdrawal request to determine income payments for a new Income Plan with a payment period equal to the remaining payment period of the income payments being terminated. The value you may withdraw may be higher or lower than it would have been using the interest rate that was initially used to calculate your Fixed Account Income Payments and your total payments
(withdrawal amount plus income payments already received) may be more or less than the amount applied to your Income Plan. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Subaccounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the amount available to apply under an Income Plan is less than $2,000, or not enough to provide an initial payment of at least $50, and state law permits, we may:

..    pay you the Contract Value, adjusted by any applicable Market Value
     Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $50.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Subaccounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Subaccounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or any shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

INCOME BENEFIT RIDER

The Income Benefit Rider is no longer available. For Contract Owners and
Annuitants up to and including age 75. This Rider guarantees that the amount of income payments you receive will not be less than those determined by applying the Income Base, less any applicable taxes, to the minimum guaranteed rate
(rather than to any current rates we may be offering) for the Income Plan you select ("Guaranteed Income Benefit"). This Rider does not affect the amounts paid as a death benefit, partial withdrawal or surrender. The Rider is optional, has additional charges and may not be available in all states.

                                  25 PROSPECTUS

QUALIFICATIONS. To qualify for the income benefit payments under this Rider, you must meet the following requirements as of the Payout Start Date:

..    You must elect a Payout Start Date that is on or after the 10th anniversary of the Rider Date;

..    The Payout Start Date must be prior to the oldest Annuitant's 90th birthday;

..    The Payout Start Date must occur during the 30 day period following a
     Contract Anniversary;

..    You must elect to receive fixed income payments, which will be calculated using the guaranteed payout rates listed in your Contract; and

..    The Income Plan you selected must provide for payments guaranteed for either a single life or joint lives with a specified period of at least:

..    10 years, if the youngest Annuitant's age is 80 or less on the Payout Start
     Date, or

..    5 years, if the youngest Annuitant's age is greater than 80 on the Payout
     Start Date.

..    Of course, if your Contract Value, applied to the then current payout rates offered by Lincoln Benefit, generates higher income payments than those provided under the Income Benefit Rider, you will receive the higher payment amount. You may also elect to apply your Contract Value to any other income plan that we offer at that time.

The Income Benefit Rider will no longer be in effect and the mortality and expense charge for the Rider will end upon the change of the named Annuitant for reasons other than death. We may discontinue offering these options at any time.

INCOME BASE

The Income Base is used solely for the purpose of calculating the GUARANTEED
INCOME BENEFIT under this Rider ("Guaranteed Income Benefit") and does not provide a Contract Value or guarantee performance of any investment option.

On the date we issue the Rider ("Rider Date"), the Income Base is equal to the
Contract Value. After the Rider Date, the Income Base plus any subsequent purchase payments and less a withdrawal adjustment (described below) for any subsequent withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of the Payout Start Date, or the first day of the month after the oldest Contract Owner's (or Annuitant's, if the Contract Owner is not a
living person) 85th birthday. The maximum Income Base is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

WITHDRAWAL ADJUSTMENT

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

(a) = the withdrawal amount

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Income Base

The Guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the guaranteed rates for the Income Plan you elect.
The Income Plan you elect must satisfy the conditions described above.

On the Payout Start Date, the income payment will be the greater of the guaranteed Income Benefit or the Income Payment provided in the Payout Phase section.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  26 PROSPECTUS

DEATH BENEFITS

WE WILL PAY A DEATH BENEFIT PRIOR TO THE PAYOUT START DATE ON:

1.   the death of any Contract Owner or,

2.   the death of the Annuitant, if the Contract Owner is not a living person.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiaries. If the Contract Owner is not a living person, in the case of the death of the Annuitant, we will pay the death benefit to the current Contract Owner.

A claim for a distribution on death must include DUE PROOF OF DEATH. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete claim for payment of the Death Benefit. We will accept the following documentation as "Due Proof of Death":

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Your beneficiary should submit a complete claim for payment of the Death Benefit within 180 days of the relevant death in order to claim the standard or enhanced
Death Benefit. If your beneficiary does not submit a complete claim for payment of the Death Benefit within 180 days of the relevant death, the beneficiary will be paid the Contract Value which may be adjusted as described in "Death Benefit
Payments" on page 34. You may specify that the death benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the standard Death
Benefit is equal to the greatest of:

..    the sum of all Purchase Payments reduced by withdrawal adjustments. The withdrawal adjustment for Purchase Payments is equal to (a) divided by (b), with the result multiplied by (c) where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the sum of all prior purchase payments adjusted by any prior withdrawals; or

..    the Contract Value on the date we determine the Death Benefit, or

..    the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value, i.e., the Contract Value adjusted by any market value adjustment, less any applicable withdrawal charge or premium tax) on the date we determine the Death Benefit, or

..    the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the Death Benefit, increased by any purchase payment made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals since that Death Benefit Anniversary.

In other words, for each Death Benefit Anniversary that occurs prior to the date we determine the Death Benefit, we will calculate an amount equal to the
Contract Value on that Death Benefit Anniversary, plus any purchase payments made since that Death Benefit Anniversary, and minus an adjustment for any withdrawals made since that Death Benefit Anniversary. (The calculation of the withdrawal adjustment is described on page 33.) If there are multiple Death
Benefit Anniversaries, we will make multiple calculations. The highest result will be compared to the other three values listed above in order to determine the Death Benefit.

"Death Benefit Anniversaries" occur every 7th Contract anniversary until the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the
Contract Owner is not a living person. The Contract Anniversary immediately following the oldest Contract Owner's 80th birthday, or the Annuitant's 80th birthday if the Contract Owner is not a living person, will also be a Death
Benefit Anniversary and is the final Death Benefit Anniversary.

The Death Benefit Anniversary withdrawal adjustment is equal to (a) divided by
(b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the Death Benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  27 PROSPECTUS

ENHANCED DEATH BENEFIT RIDER

The Enhanced Death Benefit Rider is an optional benefit that you may elect if the Contract Owners and Annuitants are not older than age 80 on the date we receive the application, or the date we receive the written request to add this
Rider, whichever is later. If the Contract Owner is a living individual, the
Enhanced Death Benefit applies only upon the death of the Contract Owner. If the
Contract Owner is not a living individual, the Enhanced Death Benefit applies only upon the death of the Annuitant. For Contracts with the Enhanced Death
Benefit Rider, the death benefit will be the greatest of the standard death benefit above, or the Enhanced Death Benefit. The Enhanced Death Benefit is
equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B.
Enhanced Death Benefit A or B may not be available in all states. This rider will automatically terminate on the Payout Start Date.

The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws that govern the Contract. The Enhanced
Death Benefit Rider and the mortality and expense charge for the Rider will terminate upon the change of Contract Owner (or the Annuitant if the Contract
Owner is not a living person) for reasons other than death.

ENHANCED DEATH BENEFIT A. On the date we issue the Rider ("RIDER DATE"),
Enhanced Death Benefit A is equal to the Contract Value on that date. After the
Rider Date, Enhanced Death Benefit A is the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. The "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by a withdrawal adjustment, as described below, for any partial withdrawals since that Anniversary.

We will calculate Anniversary Values for each Contract Anniversary up until the earlier of:

..    the date we determine the death benefit; or

..    the first Contract Anniversary following the oldest Contract Owner's or, if the Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit A only for purchase payments and withdrawals.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = is the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = the most recently calculated Enhanced Death Benefit A.

ENHANCED DEATH BENEFIT B. The Enhanced Death Benefit B on the Rider Date is
equal to the Contract Value on that date. After the Rider Date, the Enhanced
Death Benefit B, plus any subsequent purchase payments and less a withdrawal adjustment, as described below, will accumulate daily at a rate equivalent to 5%
per year until the earlier of:

..    the date we determine the death benefit; or

..    the first day of the month following the oldest Contract Owner's or, if the
     Contract Owner is not a living person, the Annuitant's 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

After age 80, or the first day of the 61st month following the Rider Date, whichever is later, we will recalculate the Enhanced Death Benefit B only for purchase payments and withdrawals. The maximum amount of Enhanced Death Benefit
B is 200% of:

..    the Contract Value on the Rider Date; plus

..    any subsequent purchase payments; less

..    any subsequent withdrawal adjustments.

The withdrawal adjustment is equal to (a) divided by (b), and the result multiplied by (c) where:

(a) = the withdrawal amount,

(b) = is the Contract Value immediately prior to the withdrawal, and

(c) = is the most recently calculated Enhanced Death Benefit B.

ENHANCED EARNINGS DEATH BENEFIT RIDER

For Contract Owners and Annuitants up to and including age 75, the Enhanced
Earnings Death Benefit Rider is an optional benefit that you may elect.

If the Contract Owner is a living person, the Enhanced Earnings Death Benefit
Rider applies only upon the death of the Contract Owner. If the Contract Owner is not a living person, the Enhanced Earnings Death Benefit Rider applies only upon the death of the Annuitant. The Enhanced Earnings Death Benefit Rider and
the annual charge for the Rider will terminate upon the change of Contract Owner
(or the Annuitant if the Contract Owner is not a living person) for reasons other than death. The Rider may not be available in all states. We may discontinue the offering of the Rider at any time. This rider will automatically terminate on the Payout Start Date.

Under the Enhanced Earnings Death Benefit Rider, the Enhanced Earnings Death
Benefit is determined as follows:

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is age 55 or younger on the date we receive the completed application, or we receive written request to add this

                                  28 PROSPECTUS

rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 100% of IN-FORCE PREMIUM (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 80% of the In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 40% of In-Force Earning, calculated as of the date we receive due proof of death.

If the oldest Contract Owner, or the Annuitant if the Contract Owner is not a
living person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

..    the lesser of 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Contract Owner, or the Annuitant if the Contract Owner is
     not a living person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.

For purpose of calculating the Enhanced Earnings Death Benefit, the following definitions apply:

..    In-Force Earnings is the greater of (a) the current Contract Value less the
     In-Force Premium; or (b) zero.

..    In-Force Premiums are defined as follows:

..    If the Rider Date is the same as the Issue Date of the Contract:

..    The sum of all the purchase payments less the sum of all the
     Excess-of-Earnings Withdrawals.

..    If the Rider Date is later than the Contract issue date:

..    The Contract Value as of Rider Date plus all the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date Excess-of-Earnings Withdrawals are defined as follows:

..    For each withdrawal, this amount is equal to the amount, if any, by which the withdrawal exceeds the In-Force Earnings immediately prior to the withdrawal.

We will calculate the Enhanced Earnings Death Benefit Rider as of the date we receive Due Proof of Death. We will pay the Enhanced Earnings Death Benefit with the death benefit as described under "Death Benefit Payments" below.

The value of the Enhanced Earnings Death Benefit largely depends on the amount of earnings that accumulate under your Contract. If you expect to withdraw the earnings from your Contract Value, electing the Enhanced Earnings Death Benefit
Rider may not be appropriate. For purposes of calculating the Enhanced Earnings
Death Benefit, earnings are considered to be withdrawn first before purchase payments. Your financial advisor can help you decide if the Enhanced Earnings
Death Benefit Rider is right for you.

For examples of how the death benefit is calculated under the Enhanced Earnings
Death Benefit Rider, see Appendix C.

DEATH BENEFIT PAYMENTS

1.   If the sole new Contract Owner is your spouse:

(a)  Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described above in a lump sum.

(b)  Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an Income
     Plan. Payments from the Income Plan must begin within one year of your date of death. The payments must be:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

If your spouse chooses to continue the Contract or, does not elect one of the options above within 180 days of your death, the Contract will continue in the
Accumulation Phase as if no death has occurred. If the Contract continues in the
Accumulation Phase, the following conditions apply:

(a)  On the date the Contract is continued, the Contract Value will be the Death
     Benefit as determined as of the Valuation Date on which we received due proof of death (the next Valuation Date, if we receive due proof of death after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit amount over the Contract
     Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for payment of the

                                  29 PROSPECTUS

Death Benefit, except that any portion of this excess attributable to the Fixed
Account Options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfers without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

(iii) transfer all or a portion of the excess into a combination of Subaccounts, or the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract. The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market
Value Adjustment.

After the Contract is continued, prior to the Payout Start Date, the Death
Benefit of the continued Contract will be the greatest of:

(a)  the sum of all purchase payments reduced by any withdrawal adjustments; or

(b)  the Contract Value on the date we determine the Death Benefit; or

(c)  the Settlement Value on the date we determine the Death Benefit; or

(d)  the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any Purchase Payments made since that Death Benefit Anniversary and reduced by an adjustment for any withdrawals, as defined in the Death Benefit provision.

Please see DEATH BENEFIT AMOUNT on page 32 for a detailed explanation of how these amounts are calculated.

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person, the new Contract Owner has the following options:

(a)  The new Contract Owner may elect, within 180 days of the date of your death, to receive the Death Benefit in a lump sum.

(b)  The new Contract Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out through an
     Income Plan. Payments from the annuity option must begin within one year of your date of death. The Payments must be:

(i) over the life of the new Contract Owner, or for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new
Contract Owner; or

(ii) over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new
Contract Owner.

(c)  If the New Owner does not elect one of the options above within 180 days of death, then the New Owner must receive the Contract Value payable within 5 years of your date of death. Under this option, if the Settlement Value is greater than the Contract Value as determined as of the Valuation Date on which we received a complete request for settlement, which includes Due
     Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3:00 p.m. Central Time), we will allocate the excess to the Variable
     Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the TRANSFERS section during this
     5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5-year period.

If the New Owner dies prior to receiving all of the Contract Value, then the New
Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

3.   If the new Contract Owner is a non-Living Person, the new Contract Owner
     has the following options:

(a)  The non-living Contract Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

(b)  If the New Owner does not elect the option above, then the New Owner must receive the Contract Value payable within 5 years of your date of death.
     Under this option, if the Settlement Value is greater than the Contract
     Value as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after
     3:00 pm Central Time), we will allocate the excess to the Variable
     Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the New Owner may exercise all rights as set forth in the Transfers provision during this
     5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

                                  30 PROSPECTUS

We reserve the right to offer additional options upon Death of Owner. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the New Owner.

If any new Contract Owner is not a Living Person, all new Contract Owners will be considered to be non-Living Persons for the above purposes.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the Contract Owner must elect one of the following options:

1.   If the Contract Owner is a Living Person, the Contract will continue with a new Annuitant as described on page 12.

2.   If the Contract Owner is not a Living Person:

(a)  The non-living Contract Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

(b)  If the Contract Owner does not elect the above option, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this option, if the Settlement Value is greater than the
     Contract Value as determined as of the Valuation Date on which we received
     Due Proof of Death (the next Valuation Date, if we receive Due Proof of
     Death after 3:00 pm Central Time), we will allocate the excess to the
     Variable Subaccount selected by the New Owner. In the absence of instructions, we will allocate that amount to the Money Market Variable
     Subaccount. Until the Contract Value is withdrawn, it will vary in accordance with the investment options selected by the New Owner, and the
     Contract Owner may then exercise all rights as set forth in the TRANSFERS section during this 5-year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5-year period.

If the non-living Contract Owner does not make one of the above described elections, the Settlement Value must be withdrawn by a non-living Contract Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

We reserve the right to waive or extend the 180-day limit on a non-discriminatory basis.

MORE INFORMATION

LINCOLN BENEFIT LIFE COMPANY.

Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142.
Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company
("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of
Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Variable Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate
Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Variable Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

THE VARIABLE ACCOUNT

Lincoln Benefit established the Lincoln Benefit Life Variable Annuity Account in
1992. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or
Lincoln Benefit.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Nebraska law. That means we account for the Variable
Account's income, gains and losses separately from the results of our

                                  31 PROSPECTUS

other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Variable Account consists of Variable Subaccounts. Each Variable Subaccount invests in a corresponding Portfolio. We may add new Variable Subaccounts or
eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We may also add other Variable Subaccounts that may be available under other variable annuity contracts. We do not guarantee the investment performance of the Variable Account, its Subaccounts or the
Portfolios. We may use the Variable Account to fund our other annuity contracts.
We will account separately for each type of annuity contract funded by the
Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Subaccount by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Subaccount by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable
Subaccounts that invest in additional underlying funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among separate accounts buying shares of the Portfolios.
Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

 DISTRIBUTION. The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 7.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to
1.5% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.
Lincoln Benefit does not pay ALFS a commission for distribution of the
Contracts. The

                                  32 PROSPECTUS

underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within a employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel
and Assistant Secretary of Lincoln Benefit.

                                  33 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Variable

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  34 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  35 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  36 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age

                                  37 PROSPECTUS

59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement
Annuity.

                                  38 PROSPECTUS

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  39 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. the address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska, 68501-0469 or 800-865-5237.

                                  40 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUES

The Accumulation Unit Value is a unit of measure used to calculate the value of a Contract Owner's interest in a Variable Subaccount for any Valuation Period.
An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
Administrative Expense Charge. The beginning value for 2001 reflects the
Accumulation Unit Value as of August 10, 2001, the effective date of the
Registration Statement for this Contract. We maintain different Accumulation
Unit Values for Base Contracts with different combinations of optional riders because the charges deducted from the Subaccounts are different. This Appendix includes Accumulation Unit Values reflecting the highest and lowest available
Contract charge combinations. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all the other available combinations of optional riders. A brief explanation of how performance of the Subaccounts is calculated may also be found in the
Statement of Additional Information. Please contact us at 1-800-865-5237 to obtain a copy of the Statement of Additional Information.

BASE POLICY WITH NO OPTIONAL RIDERS

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM  Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  6.537
 Accumulation Unit Value Ending              $   9.77  $   6.537  $  8.865
 Number of Units Outstanding at End of          6,717     37,747    49,569
 Year
--------------------------------------------------------------------------
Alger American Growth
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.361
 Number of Units Outstanding at End of             --         --    16,344
 Year
--------------------------------------------------------------------------
Fidelity Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.873
 Accumulation Unit Value Ending              $   9.63  $   7.873  $ 10.099
 Number of Units Outstanding at End of          7,233    176,376   291,454
 Year
--------------------------------------------------------------------------
Fidelity VIP Growth P
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.461
 Number of Units Outstanding at End of             --         --    42,866
 Year
--------------------------------------------------------------------------
Fidelity Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 11.021
 Accumulation Unit Value Ending              $  10.15  $  11.021  $ 11.409
 Number of Units Outstanding at End of         10,192    204,156   340,857
 Year
--------------------------------------------------------------------------
Fidelity Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.35  $  7.339
 Accumulation Unit Value Ending              $   9.35  $   7.339  $ 10.356
 Number of Units Outstanding at End of            110      2,203    46,826
 Year
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation P
(3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.69  $  9.136
 Accumulation Unit Value Ending              $  10.69  $   9.136  $ 12.021
 Number of Units Outstanding at End of            391     14,107    26,635
 Year
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.63  $  7.060
 Accumulation Unit Value Ending              $   9.63  $   7.060  $  8.614
 Number of Units Outstanding at End of          3,165     97,061    77,756
 Year
--------------------------------------------------------------------------
Lazard Retirement Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.92  $  9.639
 Accumulation Unit Value Ending              $   9.92  $   9.639  $ 14.544
 Number of Units Outstanding at End of              0      4,579     9,947
 Year
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 AAccumulation Unit Value Beginning          $  10.00  $    9.41  $  6.348
 Accumulation Unit Value Ending              $   9.41  $   6.348  $  8.686
 Number of Units Outstanding at End of            649     22,935    45,902
 Year
--------------------------------------------------------------------------

                                 41 PROSPECTUS

LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  7.768
 Accumulation Unit Value Ending              $   9.64  $   7.768  $  9.902
 Number of Units Outstanding at End of         18,088    152,064   238,048
 Year
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.416
 Accumulation Unit Value Ending              $   9.60  $   7.416  $  9.761
 Number of Units Outstanding at End of         13,440    193,154   241,742
 Year
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.76  $  7.103
 Accumulation Unit Value Ending              $   9.76  $   7.103  $  8.776
 Number of Units Outstanding at End of          3,387     91,543   224,286
 Year
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  7.059
 Accumulation Unit Value Ending              $  10.03  $   7.059  $  9.077
 Number of Units Outstanding at End of          2,459     53,255   107,302
 Year
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59        --
 Accumulation Unit Value Ending              $   9.59  $   7.073        --
 Number of Units Outstanding at End of          1,065     64,810        --
 Year
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  7.962
 Accumulation Unit Value Ending              $  10.00  $   7.962  $ 10.432
 Number of Units Outstanding at End of          9,409     97,423   130,830
 Year
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  5.768
 Accumulation Unit Value Ending              $  10.06  $   5.768  $  8.361
 Number of Units Outstanding at End of            352     17,828    26,548
 Year
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.97  $  6.901
 Accumulation Unit Value Ending              $   9.97  $   6.901  $  8.405
 Number of Units Outstanding at End of          1,703     27,593   109,311
 Year
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.225
 Accumulation Unit Value Ending              $   9.68  $   7.225  $  8.806
 Number of Units Outstanding at End of            856     31,959    53,695
 Year
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.731
 Accumulation Unit Value Ending              $  10.66  $   9.731  $ 13.418
 Number of Units Outstanding at End of          7,420     82,491   122,723
 Year
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.62  $  7.389
 Accumulation Unit Value Ending              $   9.62  $   7.389  $  9.508
 Number of Units Outstanding at End of          2,032     38,421    98,093
 Year
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.35  $  6.963
 Accumulation Unit Value Ending              $  10.35  $   6.963  $  9.166
 Number of Units Outstanding at End of          1,040     63,132    81,084
 Year
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.96  $  6.813
 Accumulation Unit Value Ending              $   8.96  $   6.813  $  9.112
 Number of Units Outstanding at End of         12,557     38,681    50,267
 Year
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  4.768
 Accumulation Unit Value Ending              $   9.59  $   4.768  $  7.683
 Number of Units Outstanding at End of            906     18,884    56,004
 Year
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $  7.802
 Accumulation Unit Value Ending              $  10.09  $   7.802  $ 10.980
 Number of Units Outstanding at End of            536     34,675    59,114
 Year
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.11  $  6.781
 Accumulation Unit Value Ending              $   9.11  $   6.781  $  9.735
 Number of Units Outstanding at End of          1,054     23,843    23,597
 Year
--------------------------------------------------------------------------

                                 42 PROSPECTUS

Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.30  $  8.545
 Accumulation Unit Value Ending              $  10.30  $   8.545  $ 12.160
 Number of Units Outstanding at End of          2,185     52,157    87,171
 Year
--------------------------------------------------------------------------
PIMCO Foreign Bond (U.S. Dollar-Hedged)
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.806
 Accumulation Unit Value Ending              $  10.12  $  10.806  $ 10.901
 Number of Units Outstanding at End of            575     49,021    71,226
 Year
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.04  $ 10.048
 Accumulation Unit Value Ending              $  10.04  $  10.048  $  9.983
 Number of Units Outstanding at End of         23,597    289,545   388,312
 Year
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 10.482
 Number of Units Outstanding at End of             --         --    22,724
 Year
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.15  $ 10.919
 Accumulation Unit Value Ending              $  10.15  $  10.919  $ 11.314
 Number of Units Outstanding at End of         22,113    370,770   504,244
 Year
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.683
 Accumulation Unit Value Ending              $   9.89  $   9.683  $ 12.088
 Number of Units Outstanding at End of          4,328     49,831   121,267
 Year
--------------------------------------------------------------------------
Putnam International Growth and Income
Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.44  $  8.034
 Accumulation Unit Value Ending              $   9.44  $   8.034  $ 10.925
 Number of Units Outstanding at End of            935     19,992    36,251
 Year
--------------------------------------------------------------------------
Rydex VT OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.80  $  5.913
 Accumulation Unit Value Ending              $   9.80  $   5.913  $  8.483
 Number of Units Outstanding at End of            577     23,308    31,257
 Year
--------------------------------------------------------------------------
Rydex VT Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.471
 Number of Units Outstanding at End of             --         --     1,384
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.68  $  7.159
 Accumulation Unit Value Ending              $   9.68  $   7.159  $  9.819
 Number of Units Outstanding at End of          1,864    101,018    82,721
 Year
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund
(2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.170
 Number of Units Outstanding at End of             --         --     1,561
 Year
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.119
 Number of Units Outstanding at End of             --         --    27,529
 Year
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 13.867
 Number of Units Outstanding at End of             --         --    10,762
 Year
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.49  $  8.683
 Accumulation Unit Value Ending              $   9.49  $   8.683  $ 10.768
 Number of Units Outstanding at End of          7,458     45,587    70,594
 Year
--------------------------------------------------------------------------

                                 43 PROSPECTUS

Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of             --         --        --
 Year
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.64  $  8.108
 Accumulation Unit Value Ending              $   9.64  $   8.108  $ 10.212
 Number of Units Outstanding at End of          8,115    139,022   223,485
 Year
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $ 10.000
 Accumulation Unit Value Ending                    --         --  $ 12.780
 Number of Units Outstanding at End of             --         --     9,773
 Year
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

                                  44 PROSPECTUS

(3)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Series Capital
     Appreciation Variable Sub-Account.

(4)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(5)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares

(9)  Morgan Stanley Investment Management, Inc., the adviser to the UIF
     Portfolios, does business in certain instances usingthe name Van Kampen.

BASE POLICY WITH ENHANCED DEATH BENEFIT RIDER, INCOME BENEFIT RIDER AND ENHANCED
EARNINGS DEATH BENEFIT RIDER (66-75)

                                                Year ending December 31,
                                             -----------------------------
                                               2001       2002      2003
FUND
--------------------------------------------------------------------------
AIM Basic Value Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
AIM Dent Demographics Trends Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.74  $  6.464
 Accumulation Unit Value Ending              $   9.74  $   6.464  $  8.695
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Alger American Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.294
 Number of Units Outstanding at End of Year        --         --     2,501
--------------------------------------------------------------------------
Fidelity VIP Equity-Income
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  7.786
 Accumulation Unit Value Ending              $   9.60  $   7.786  $  9.906
 Number of Units Outstanding at End of Year         0      4,628     5,624
--------------------------------------------------------------------------
Fidelity VIP Growth (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.394
 Number of Units Outstanding at End of Year        --         --     1,046
--------------------------------------------------------------------------
Fidelity VIP Investment Grade Bond
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.898
 Accumulation Unit Value Ending              $  10.12  $  10.898  $ 11.191
 Number of Units Outstanding at End of Year         0      2,777     3,709
--------------------------------------------------------------------------
Fidelity VIP Overseas
 Accumulation Unit Value Beginning           $  10.00  $    9.32  $  7.257
 Accumulation Unit Value Ending              $   9.32  $   7.257  $ 10.158
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Capital Appreciation (3)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Janus Aspen Series Foreign Stock (4)
 Accumulation Unit Value Beginning           $  10.00  $   10.66  $  9.034
 Accumulation Unit Value Ending              $  10.66  $   9.034  $ 11.791
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.60  $  6.982
 Accumulation Unit Value Ending              $   9.60  $   6.982  $  8.449
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 45 PROSPECTUS

Lazard Emerging Markets
 Accumulation Unit Value Beginning           $  10.00  $    9.89  $  9.532
 Accumulation Unit Value Ending              $   9.89  $   9.532  $ 14.265
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Aggressive Growth Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $    9.38  $  6.277
 Accumulation Unit Value Ending              $   9.38  $   6.277  $  8.519
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Balanced Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  7.681
 Accumulation Unit Value Ending              $   9.61  $   7.681  $  9.712
 Number of Units Outstanding at End of Year         0        790     1,466
--------------------------------------------------------------------------
LSA Basic Value Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.57  $  7.333
 Accumulation Unit Value Ending              $   9.57  $   7.333  $  9.574
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Blue Chip Fund (5)
 Accumulation Unit Value Beginning           $  10.00  $    9.73  $  7.024
 Accumulation Unit Value Ending              $   9.73  $   7.024  $  8.608
 Number of Units Outstanding at End of Year         0          0       756
--------------------------------------------------------------------------
LSA Capital Appreciation Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $   10.00  $  6.980
 Accumulation Unit Value Ending              $  10.00  $   6.980  $  8.903
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Disciplined Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.56        --
 Accumulation Unit Value Ending              $   9.56  $   6.961        --
 Number of Units Outstanding at End of Year         0          0        --
--------------------------------------------------------------------------
LSA Diversified Mid Cap Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $    9.96  $  7.866
 Accumulation Unit Value Ending              $   9.96  $   7.866  $ 10.232
 Number of Units Outstanding at End of Year         0          0       630
--------------------------------------------------------------------------
LSA Emerging Growth Equity Fund (7)
 Accumulation Unit Value Beginning           $  10.00  $   10.03  $  5.704
 Accumulation Unit Value Ending              $  10.03  $   5.704  $  8.201
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Equity Growth Fund (2) (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.94  $  6.824
 Accumulation Unit Value Ending              $   9.94  $   6.824  $  8.244
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Capital Growth Fund (3)
 Accumulation Unit Value Beginning           $  10.00  $    9.66  $  7.142
 Accumulation Unit Value Ending              $   9.66  $   7.142  $  8.637
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Mid Cap Value Fund (6)
 Accumulation Unit Value Beginning           $  10.00  $   10.63  $  9.602
 Accumulation Unit Value Ending              $  10.63  $   9.602  $ 13.162
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
LSA Value Equity Fund (2)
 Accumulation Unit Value Beginning           $  10.00  $    9.59  $  7.306
 Accumulation Unit Value Ending              $   9.59  $   7.306  $  9.326
 Number of Units Outstanding at End of Year         0          0     1,401
--------------------------------------------------------------------------
MFS New Discovery Series
 Accumulation Unit Value Beginning           $  10.00  $   10.32  $  6.886
 Accumulation Unit Value Ending              $  10.32  $   6.886  $  8.990
 Number of Units Outstanding at End of Year         0          0       370
--------------------------------------------------------------------------
MFS Utilities Series
 Accumulation Unit Value Beginning           $  10.00  $    8.93  $  6.737
 Accumulation Unit Value Ending              $   8.93  $   6.737  $  8.937
 Number of Units Outstanding at End of Year         0          0       399
--------------------------------------------------------------------------
PAVIT OpCap Balanced (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
PAVIT PEA Science and Technology
 Accumulation Unit Value Beginning           $  10.00  $    9.56  $  4.715
 Accumulation Unit Value Ending              $   9.56  $   4.715  $  7.536
 Number of Units Outstanding at End of Year         0          0     4,942
--------------------------------------------------------------------------
PAVIT OpCap SmallCap
 Accumulation Unit Value Beginning           $  10.00  $   10.06  $  7.715
 Accumulation Unit Value Ending              $  10.06  $   7.715  $ 10.770
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Oppenheimer International Growth
 Accumulation Unit Value Beginning           $  10.00  $    9.08  $  6.705
 Accumulation Unit Value Ending              $   9.08  $   6.705  $  9.549
 Number of Units Outstanding at End of Year         0          0       387
--------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA
 Accumulation Unit Value Beginning           $  10.00  $   10.27  $  8.450
 Accumulation Unit Value Ending              $  10.27  $   8.450  $ 11.927
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------

                                 46 PROSPECTUS

PIMCO Foreign Bond (U.S. Dollar-Hedged) (8)
 Accumulation Unit Value Beginning           $  10.00  $   10.09  $ 10.686
 Accumulation Unit Value Ending              $  10.09  $  10.686  $ 10.692
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
PIMCO Money Market
 Accumulation Unit Value Beginning           $  10.00  $   10.01  $  9.936
 Accumulation Unit Value Ending              $  10.01  $   9.936  $  9.792
 Number of Units Outstanding at End of Year         0          0     1,275
--------------------------------------------------------------------------
PIMCO Real Return (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 10.425
 Number of Units Outstanding at End of Year        --         --     1,193
--------------------------------------------------------------------------
PIMCO Total Return
 Accumulation Unit Value Beginning           $  10.00  $   10.12  $ 10.797
 Accumulation Unit Value Ending              $  10.12  $  10.797  $ 11.098
 Number of Units Outstanding at End of Year         0      2,792     7,241
--------------------------------------------------------------------------
Putnam High Yield Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.86  $  9.576
 Accumulation Unit Value Ending              $   9.86  $   9.576  $ 11.857
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Putnam International Growth and Income Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.42  $  7.944
 Accumulation Unit Value Ending              $   9.42  $   7.944  $ 10.716
 Number of Units Outstanding at End of Year         0          0         0
--------------------------------------------------------------------------
Rydex OTC Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.77  $  5.847
 Accumulation Unit Value Ending              $   9.77  $   5.847  $  8.321
 Number of Units Outstanding at End of Year         0          0     1,833
--------------------------------------------------------------------------
Rydex Sector Rotation Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.403
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Salomon Brothers Variable All Cap Fund
 Accumulation Unit Value Beginning           $  10.00  $    9.65  $  7.079
 Accumulation Unit Value Ending              $   9.65  $   7.079  $  9.631
 Number of Units Outstanding at End of Year         0          0       678
--------------------------------------------------------------------------
Salomon Brothers Variable Investors Fund (2)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Scudder VIT EAFE Equity Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.099
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Equity 500 Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.053
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Scudder VIT Small Cap Index Fund (1)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 13.792
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth (7)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen LIT Growth & Income
 Accumulation Unit Value Beginning           $  10.00  $    9.61  $  8.017
 Accumulation Unit Value Ending              $   9.61  $   8.017  $ 10.016
 Number of Units Outstanding at End of Year         0          0       357
--------------------------------------------------------------------------
Van Kampen UIF Equity Growth (5) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF High Yield (9)
 Accumulation Unit Value Beginning           $  10.00  $    9.46  $  8.556
 Accumulation Unit Value Ending              $   9.46  $   8.556  $ 10.562
 Number of Units Outstanding at End of Year         0          0     3,961
--------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value (6) (9)
 Accumulation Unit Value Beginning                 --         --        --
 Accumulation Unit Value Ending                    --         --        --
 Number of Units Outstanding at End of Year        --         --        --
--------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate (1) (9)
 Accumulation Unit Value Beginning                 --         --  $  10.00
 Accumulation Unit Value Ending                    --         --  $ 12.711
 Number of Units Outstanding at End of Year        --         --         0
--------------------------------------------------------------------------

(1)  First offered May 1, 2003.

(2)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04,

                                  47 PROSPECTUS

     we transferred the value of the LSA Balanced Variable Sub-Account and the
     LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable
     Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the Salomon
     Brothers Variable Investors Variable Sub-Account, respectively.

(3)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Series Capital
     Appreciation Variable Sub-Account.

(4)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(5)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(7)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

(8)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares

(9)  Morgan Stanley Investment Management, Inc., the adviser to the UIF
     Portfolios, does business in certain instances usingthe name Van Kampen.

                                  48 PROSPECTUS

APPENDIX B

MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I =  the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee Period;

J =  the Treasury Rate for a maturity equal to the term length of the
     Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be
     ("Market Value Adjustment Date").

N =  the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout State
     Date to the end of the Guarantee Period.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X [I-(J +.0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred, withdrawn, paid as a death benefit, or applied to an Income Plan from a Guarantee Period at any time other than during the 30-day period after such Guarantee Period expires.

                          EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:          $10,000 allocated to a Guarantee Period
Guarantee Period:          5 years
Interest Rate:             4.50%
Full Withdrawal:           End of Contract Year 3
I (5-Year Treasury Rate):  4.50%

NOTE: These examples assume that premium taxes are not applicable and that previous withdrawals have not been taken.

                  EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract
 Value at End of Contract
 Year 3:                        = $10,000.00 X (1.045)/3/ = 11,411.66

Step 2: Calculate the Free
 Withdrawal Amount:             = .15 X ($10,000.00) = $1,500.00
                                  (GREATER THAN $1,411.66 EARNINGS IN
                                  THE CONTRACT)

Step 3: Calculate the
 Withdrawal Charge:
Under the Contract, earnings
are deemed to be withdrawn
before Purchase
Payments. Accordingly, in this
example, the amount of the
Purchase Payment eligible for
free withdrawal would equal
the Free Withdrawal Amount
less the interest credited or
88.34 ( 1,500.00 - 1,411.66)
Therefore, the Withdrawal
Charge would be                 = .07 X ($10,000 - $88.34) = $693.82

Step 4: Calculate the Market
 Value Adjustment:              I = 4.50%
                                J = 4.20% (5-Year Treasury Rate at
                                          time of withdrawal)
                                     730 DAYS
                                N = --------- = 2
                                     365 DAYS

                                Market Value Adjustment Factor:
                                .9 X [I - (J + .0025)] X N
                                =.9 X [.045 - (.042 +.0025)] X 2 =.0009
                                Market Value Adjustment = Market Value
                                Adjustment Factor X Amount Subject To
                                Market Value Adjustment:
                                = .0009 X $11,411.66 = $10.27

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 + $10.27 = $10,728.11

                                  49 PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract
Value at End of Contract
Year 3:                         = $10,000.00 X (1.045)/3/ =  $11,411.66

Step 2: Calculate The Free
Withdrawal Amount:              = .15 X ($10,000.00) = $1,500.00
                                (GREATER THAN $1,411.66 IN EARNINGS)

Step 3: Calculate the
Withdrawal Charge:
As above, in this example, the
amount of the Purchase Payment
eligible for free withdrawal
would equal the Free
Withdrawal Amount less the
interest credited or 88.34
(1,500 - 1,411.66). Therefore,
the Withdrawal Charge would be  = .07 X ($10,000.00 - $88.34) = $693.82

Step 4: Calculate the Market
Value Adjustment:
(5-Year Treasury Rate at time
of withdrawal)                  J = 4.80%
                                     730 DAYS
                                N = ---------- = 2
                                     365 DAYS

                                MARKET VALUE ADJUSTMENT FACTOR:
                                .9 X [I - (J +.0025)] X N
                                =.9 X [(.045 - (.048 +.0025)] X (2) = -.0099
                                MARKET VALUE ADJUSTMENT = MARKET VALUE
                                ADJUSTMENT FACTOR X AMOUNT SUBJECT TO MARKET
                                VALUE ADJUSTMENT:
                                = -.0099 X $11,411.66 = -( $112.98)

Step 5: Calculate the amount
received by Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:     = $11,411.66 - $693.82 - $112.98 = $10,604.86

                                  50 PROSPECTUS

APPENDIX C

CALCULATION OF ENHANCED EARNINGS DEATH BENEFIT AMOUNT

EXAMPLE 1: In this example, assume that the oldest Contract Owner is age 55 at the time the Contract is issued and elects the Enhanced Earnings Death Benefit
Rider when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date
Lincoln Benefit receives Due Proof Of Death, the Contract Value is $125,000.
Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                = 0
Purchase Payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $100,000 ($100,000 + 0 - 0)
In-Force Earnings                             = $25,000 ($125,000 - $100,000)
ENHANCED EARNINGS PROTECTION DEATH BENEFIT    = 50% * $25,000 = $12,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium
(excluding purchase payments in the 12 months prior to death), the In-Force
Earnings are used to compute the Enhanced Earnings Death Benefit amount.

EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In the second example, assume the same facts as above, except that the Contract
Owner has taken a withdrawal of $10,000 during the second year of the Contract.
At the time the withdrawal is taken, the Contract Value is $105,000. Here,
$5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives Due
Proof of Death will be assumed to be $114,000.

Excess-of-Earnings Withdrawals                = $5,000 ($10,000 - $5,000)
Purchase payments in the 12 months after the  = 0
 Rider Date and prior to Death
In-Force Premium                              = $95,000 ($100,000 + 0 -$5,000)
In-Force Earnings                             = $19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit               = 50% x $19,000 =  $9,500

Since 50% of In-Force Earnings is less than 100% of the In-Force Premium
(excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death
Benefit amount.

EXAMPLE 3.

This third example is intended to illustrate the effect of adding the Enhanced
Earnings Death Benefit Rider after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract
Owner is age 65 on the Rider Date. At the time the Contract is issued, the
Contract Owner makes a purchase payment of $100,000. After two years pass, the
Contract Owner elects to add the Enhanced Earnings Death Benefit Rider. On the
date this Rider is added, the Contract Value is $110,000. Two years later, the
Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the
Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives Due Proof of Death.

Excess-of-Earnings Withdrawals      = $30,000 ($50,000 - $20,000)
Purchase payments in the 12 months
after the Rider Date and prior to
Death                               = 0
In-Force Premium                    = $120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings                   = $20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit     = 40% of $20,000 = $8,000

In this example, In-Force Premium is equal to the Contract Value on the date the
Rider was issued plus the additional purchase payment and minus the
Excess-of-Earnings Withdrawal.

                                  51 PROSPECTUS

Since 40% of In-Force Earnings is less than 80% of the In-Force Premium
(excluding purchase payments in the 12 months after the Rider Date and prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death
Benefit amount.

                                  52 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

DESCRIPTION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchases of Contract

          Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)
                     Calculation of Accumulation Unit Values

                              Net Investment Factor

                     Calculation of Variable Income Payments

                       Calculation of Annuity Unit Values

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

APPENDIX A ACCUMULATION UNIT VALUES

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  53 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                  $     0
Cost of printing and engraving     $     0
Legal fees                         $     0
Accounting fees                    $ 6,600
Mailing fees                       $     0

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant)
provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of Allstate Distributors, LLC (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a
Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such
Agreement, or (b) arising out of the purchase, retention or surrender of a
Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.   Description

1     Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form
      N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545,
      811-07924) filed January 28, 1999

3(i)  Amended and Restated Articles of Incorporation of Lincoln Benefit Life
      Company dated September 26, 2000. Incorporated herein by reference to
      Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on
      Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective
      March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to
      Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the
      quarter ended March 31, 2006. (SEC File No. 333-111553)

4(a)  Form of Variable Annuity Contract. Incorporated herein by reference to the
      Registration Statement on Form N-4 for Lincoln Benefit Life Variable
      Annuity Account (File No. 333-61146, 811-07924) filed May 17, 2001

4(b)  Form of Application. Incorporated herein by reference to the Registration
      Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account
      (File No. 333-61146, 811-07924) filed May 17, 2001

5(a)  Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to the Registration Statement on Form S-3 for Lincoln Benefit
      Life Company (File No. 333-66452) filed August 1, 2001.

5(b)  Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant's Form S-3 Registration Statement
      (File No. 333-158180) dated March 24, 2009.

5(c)  Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant's Form S-1 Registration Statement(File No. 333-
      180372) dated March 27, 2012)

8     None

9     None

10    Material Contracts

10.1  Form of Investment Management Agreement among Allstate Investments,
      LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on
      Form 10-K for 2007. (SEC File No. 000-31248)

10.2  Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's
      Annual Report on Form 10-K for 2008. (SEC File No. 000-31248)

10.3  Supplemental Intercompany Tax Sharing Agreement between Allstate Life
      Insurance Company and Lincoln Benefit Life Company effective December
      21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln
      Benefit Life Company's Annual Report on Form 10-K for the year ended
      December 31, 2008. (SEC File No. 333-111553)

10.4  Form of Amended and Restated Service and Expense Agreement between
      Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on
      Form 10-K for 2007. (SEC File No. 000-31248)

10.5  Form of Amendment No. 1 effective January 1, 2009 to Amended and Restated
      Service and Expense Agreement between Allstate Insurance Company, The
      Allstate Corporation and certain affiliates dated as of January 1, 2004.
      Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed February 17, 2010.
      (SEC File No. 000-31248)

10.6  Letter Agreement among Allstate Insurance Company, The Allstate
      Corporation and certain affiliates, including Lincoln Benefit Life
      Company, effective December 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on
      Form 8-K filed May 23, 2008.  (SEC File No. 000-31248)

10.7  Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006.
      Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit
      Life Company's Quarterly Report on Form 10-Q for the quarter ended
      June 30, 2006. (SEC File No. 333-111553)

10.8  Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate
      Distributors, LLC effective September 1, 2011) effective November 25,
      1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form
      10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.9  Amended and Restated Principal Underwriting Agreement between Lincoln
      Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011)
      effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed
      December 20, 2007. (SEC File No. 333-111553)

10.10 Selling Agreement between Lincoln Benefit Life Company, Allstate
      Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc.,
      merged with and into Allstate Distributors, LLC effective September 1,
      2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.)
      effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003.
      (SEC File No. 000-31248)

10.11 Coinsurance Agreement between Allstate Life Insurance Company and
      Lincoln Benefit Life Company, effective December 31, 2001.
      Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit
      Life Company's Quarterly Report on Form 10-Q for quarter ended June
      30, 2002. (SEC File No. 333-66452)

10.12 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001.
      Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit
      Life Company's Quarterly Report on Form 10-Q for quarter ended June
      30, 2002. (SEC File No. 333-111553)

10.13 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001.
      Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit
      Life Company's Quarterly Report on Form 10-Q for quarter ended June
      30, 2002. (SEC File No. 333-66452)

10.14 Intercompany Loan Agreement between The Allstate Corporation, Allstate
      Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.
      Incorporated herein by reference to Exhibit 10.24 of Allstate Life
      Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No.
      000-31248)

10.15 Form of Service Agreement between Lincoln Benefit Life Company and
      Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's
      Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)

10.16 First Amendment dated December 1, 2007 to Service Agreement between
      Lincoln Benefit Life Company and Allstate Assignment Company dated as of
      June 25, 2001. Incorporated herein by reference to Exhibit 10.23 of
      Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007.
      (SEC File No. 333-111553)

10.17 Agreement for the Settlement of State and Local Tax Credits among
      Allstate Insurance Company and certain affiliates effective January 1,
      2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln
      Benefit Life Company's Current Report on Form 8-K filed February 21,
      2008. (SEC File No. 333-111553)

10.18 Administrative Services Agreement between Allstate Distributors, LLC,
      (ALFS, Inc., merged with and into Allstate Distributors, LLC effective
      September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life
      Company and Charter National Life Insurance Company effective January 1,
      2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit
      Life Company's Annual Report on Form 10-K for the year ended December 31,
      2008. (SEC File No. 333-111553)

10.19 Assignment & Delegation of Administrative Services Agreements,
      Underwriting Agreements, and Selling Agreements entered into as of
      September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company,
      Allstate Life Insurance Company of New York, Allstate Distributors, LLC,
      Charter National Life Insurance Company, Intramerica Life Insurance
      Company, Allstate Financial Services, LLC, and Lincoln Benefit Life
      Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed September 1, 2011.
      (SEC File No. 000-31248)

10.20 Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln
      Benefit Reinsurance Company effective September 30, 2012,  Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's
      Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.21 Recapture Agreement between Allstate Life Insurance Company ("ALIC")
      and Lincoln Benefit Life Company ("LBL"), effective September 30, 2012.
      Filed herewith.

11    None

12    None

15    Not applicable.

16    Letter re change in certifying accountant. Not applicable.

21    Subsidiaries of the registrant. Not applicable.

23    Consent of Independent Registered Public Accounting Firm. Filed herewith.

24    Powers of Attorney for  Anurag Chandra, Don Civgin, Lawrence W. Dahl,
      Angela K. Fontana, Wilford J. Kavanaugh, Jesse E. Merten, and Samuel H.
      Pilch. Filed herewith.

25    None

26    None

99    Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS  XBRL Instance Document

101.SCH  XBRL Taxonomy Extension Schema

101.CAL  XBRL Taxonomy Extension Calculation Linkbase

101.DEF  XBRL Taxonomy Extension Definition Linkbase

101.LAB  XBRL Taxonomy Extension Label Linkbase

101.PRE  XBRL Taxonomy Extension Presentation Linkbase

16(b)

Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are included in Part I.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has
duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield and State of Illinois on the 2nd day of April, 2013.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)

                                       By: /s/ Angela K. Fontana
                                           -------------------------------------
                                           Angela K. Fontana
                                           Director, Vice President,
                                           General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the
2nd day of April, 2013.

(Signature)                            (Title)
------------------------------------   -----------------------------------

*/ Don Civgin                          Director, Chairman of the Board and
------------------------------------   Chief Executive Officer
Don Civgin

*/ Lawrence W. Dahl                    Director, President and Chief Operating
------------------------------------   Officer (Principal Executive Officer)
Lawrence W. Dahl

/s/ Angela K. Fontana                  Director, Vice President,
------------------------------------   General Counsel and Secretary
Angela K. Fontana

*/ Wilford J. Kavanaugh                Director and Senior Vice President
------------------------------------
Wilford J. Kavanaugh

*/ Jesse E. Merten                     Director, Senior Vice President and
------------------------------------   Chief Financial Officer
Jesse E. Merten

*/ Anurag Chandra                      Director and Executive Vice President
------------------------------------
Anurag Chandra

*/ Samuel H. Pilch                     Senior Group Vice President and
------------------------------------   Controller (Principal Accounting Officer)
Samuel H. Pilch

*    By Angela K. Fontana, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------
10.21         Recapture Agreement between Allstate Life Insurance Company
              ("ALIC") and Lincoln Benefit Life Company ("LBL"), effective
              September 30, 2012.

23            Consent of Independent Registered Public Accounting Firm

24            Powers of Attorney for Anurag Chandra, Don Civgin,
              Lawrence W. Dahl, Angela K. Fontana, Wilford J. Kavanaugh,
              Jesse E. Merten, and Samuel H. Pilch.

99            Experts.

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase